                                                                  Exhibit (c)(1)


                          AGREEMENT AND PLAN OF MERGER

                                   DATED AS OF

                                 AUGUST 12, 1997

                                      AMONG

                               STERIS CORPORATION,

                         STERIS ACQUISITION CORPORATION,

                                       AND

                                  ISOMEDIX INC.

                                                                   8/12/97

                                TABLE OF CONTENTS

                                    ARTICLE I

                                         THE TENDER OFFER AND MERGER.......................................1
SECTION 1.01.            Tender Offer......................................................................1
SECTION 1.02.            The Merger........................................................................4
SECTION 1.03.            Conversion of Shares..............................................................5
SECTION 1.04.            Surrender and Payment.............................................................6
SECTION 1.05.            Company Options...................................................................7
SECTION 1.06.            Shares of Dissenting Stockholders.................................................8

                                   ARTICLE II
                               THE SURVIVING CORPORATION; THE PARENT DIRECTORS.............................9
SECTION 2.01.            Certificate of Incorporation......................................................9
SECTION 2.02.            Bylaws............................................................................9
SECTION 2.03.            Directors and Officers............................................................9

                                   ARTICLE III
                                REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................9
SECTION 3.01.            Corporate Existence and Power.....................................................9
SECTION 3.02.            Corporate Authorization..........................................................10
SECTION 3.03.            Governmental Authorization.......................................................10
SECTION 3.04.            Certificate of Incorporation and Bylaws..........................................10
SECTION 3.05.            Non-Contravention................................................................10
SECTION 3.06.            Capitalization...................................................................11
SECTION 3.07.            Subsidiaries.....................................................................12
SECTION 3.08.            Company SEC Reports..............................................................13
SECTION 3.09.            Financial Statements; No Undisclosed Liabilities.................................13
SECTION 3.10.            Material Contracts...............................................................14
SECTION 3.11.            Absence of Certain Changes.......................................................14
SECTION 3.12.            Litigation.......................................................................15
SECTION 3.13.            Permits; Compliance..............................................................15
SECTION 3.14.            Product Warranties and Liabilities...............................................16
SECTION 3.15.            ERISA............................................................................16
SECTION 3.16.            Labor............................................................................19
SECTION 3.17.            Taxes............................................................................19
SECTION 3.18.            FDA and Related Matters..........................................................20
SECTION 3.19.            Nuclear Regulatory and Related Matters...........................................22
SECTION 3.20.            Intellectual Property Rights.....................................................23
SECTION 3.21.            Environmental Protection.........................................................24
SECTION 3.22.            Finders and Investment Bankers...................................................26
SECTION 3.23.            Insurance........................................................................26

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



SECTION 3.24.            Indemnification..................................................................27
SECTION 3.25.            Board Approval and Recommendation................................................27
SECTION 3.26.            Vote Required....................................................................28
SECTION 3.27.            Opinion of Financial Advisor.....................................................28
SECTION 3.28.            Company Rights Agreement.........................................................28
SECTION 3.29.            Takeover Statutes................................................................28
SECTION 3.30.            Information Supplied.............................................................29
SECTION 3.31.            Real and Personal Property.......................................................29

                                   ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES OF
                             THE PARENT AND MERGER SUB....................................................30
SECTION 4.01.            Corporate Existence..............................................................30
SECTION 4.02.            Corporate Authorization..........................................................30
SECTION 4.03.            Governmental Authorization.......................................................31
SECTION 4.04.            Non-Contravention................................................................31
SECTION 4.05.            Parent SEC Reports...............................................................32
SECTION 4.06.            Financial Statements; No Undisclosed Liabilities.................................32
SECTION 4.07.            Litigation.......................................................................32
SECTION 4.08.            Vote Required....................................................................33
SECTION 4.09.            Availability of Funds............................................................33
SECTION 4.10.            Information Supplied.............................................................33
SECTION 4.11.            Certificate of Incorporation and Bylaws..........................................33
SECTION 4.12.            Finders and Investment Bankers...................................................34
SECTION 4.13.            Board Approval...................................................................34
SECTION 4.14.            No Prior Activities..............................................................34
SECTION 4.15.            Fraudulent Conveyance............................................................34

                                    ARTICLE V
                              COVENANTS OF THE COMPANY....................................................35
SECTION 5.01.            Conduct of the Company...........................................................35
SECTION 5.02.            Access to Information............................................................36
SECTION 5.03.            Other Offers.....................................................................37
SECTION 5.04.            Notices of Certain Events........................................................38
SECTION 5.05.            Merger Meeting; Proxy Statement..................................................39

                                   ARTICLE VI
                     COVENANTS OF THE PARENT AND MERGER SUB...............................................40
SECTION 6.01.            Director and Officer Liability...................................................40
SECTION 6.02.            Employment Agreement.............................................................42
SECTION 6.03.            Employee Benefits................................................................42
SECTION 6.04.            Merger Meeting...................................................................42


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



                                   ARTICLE VII
                  COVENANTS OF THE PARENT, MERGER SUB, AND THE COMPANY....................................42
SECTION 7.01.            Reasonable Efforts...............................................................43
SECTION 7.02.            Certain Filings and Consents.....................................................43
SECTION 7.03.            Public Announcements.............................................................43
SECTION 7.04.            State Takeover Laws..............................................................43

                                  ARTICLE VIII
                           CONDITIONS TO THE MERGER.......................................................44
SECTION 8.01.            Conditions to the Obligations of Each Party......................................44
SECTION 8.02.            Conditions to the Obligations of the Parent and Merger Sub.......................44

                                   ARTICLE IX
                                   TERMINATION............................................................44
SECTION 9.01.            Termination......................................................................44
SECTION 9.02.            Effect of Termination............................................................46

                                    ARTICLE X
                                  MISCELLANEOUS...........................................................46
SECTION 10.01.           Notices..........................................................................46
SECTION 10.02.           Survival.........................................................................47
SECTION 10.03.           Amendments; No Waivers...........................................................47
SECTION 10.04.           Fees and Expenses................................................................47
SECTION 10.05.           Successors and Assigns...........................................................49
SECTION 10.06.           Governing Law....................................................................49
SECTION 10.07.           Counterparts; Effectiveness......................................................49
SECTION 10.08.           Entire Agreement.................................................................49
SECTION 10.09.           Headings.........................................................................49
SECTION 10.10.           Severability.....................................................................49
SECTION 10.11.           Specific Performance.............................................................50
SECTION 10.12.           "Knowledge" of the Company.......................................................50

INDEX OF DEFINED TERMS   .................................................................................52

LIST OF SCHEDULES        .................................................................................54

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



                          AGREEMENT AND PLAN OF MERGER

                           THIS AGREEMENT AND PLAN OF MERGER, dated as of August
12, 1997 (this "Agreement"), is made by and among STERIS CORPORATION, an Ohio corporation (the "Parent"), STERIS ACQUISITION CORPORATION, a Delaware corporation and wholly owned subsidiary of the Parent ("Merger Sub"), and ISOMEDIX INC., a Delaware corporation (the "Company").

                           In consideration of the respective representations,
warranties, and agreements set forth herein, the parties agree as follows:

                                    ARTICLE I
                           THE TENDER OFFER AND MERGER

SECTION 1.01.              Tender Offer

                           (a) As promptly as practicable, but in no event later
than five business days after the public announcement of the execution of this Agreement, Merger Sub will, and the Parent will cause Merger Sub to, offer to purchase ( the "Offer") each outstanding share of Common Stock, $0.01 par value (the "Common Stock"), of the Company, including the associated Company Right (as defined in Section 3.06) (together with the Company Right, "Company Stock"), tendered pursuant to the Offer at a price of $20.50 per share, net to the seller in cash, and to cause the Offer to remain open until September 16, 1997 (the "Expiration Date"). The obligations of Merger Sub and the Parent to consummate the Offer and to accept for payment and purchase the Company Stock tendered in the Offer will be subject only to the conditions set forth in Schedule 1.01(a) (Offer Conditions) (the "Offer Conditions"). At the Company's request, Merger Sub will, and the Parent will cause Merger Sub to, extend the expiration date of the Offer from time to time for up to an aggregate of ten business days following the Expiration Date if the condition set forth in clause (1) of the first paragraph of the Offer Conditions is not fulfilled prior to 5:00 p.m. on the Expiration Date. The Parent further agrees that, in the event that it would otherwise be entitled to terminate the Offer at any scheduled expiration thereof due to the failure of one or more of the conditions set forth in paragraphs (a),
(b), or (c) of clause (2) of the Offer Conditions to be satisfied or waived and it is reasonably likely that such failure can be cured on or before October 14, 1997, it shall give the Company notice thereof and, at the request of the Company, extend the Offer until the earlier of (1) such time as such condition is or conditions are satisfied or waived and (2) the date chosen by the Company which shall not be later than the earlier of (x) October 14, 1997 or (y) the earliest date on which the Company reasonably believes such condition or conditions will be satisfied; provided that, if such condition or conditions are not satisfied by any date chosen by the Company pursuant to this clause (y), the Company may request further extensions of the Offer not beyond October 14, 1997. Merger Sub will not, and the Parent

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



will cause Merger Sub not to, decrease the price payable in the Offer, change the form of consideration payable in the Offer, reduce the number of shares of Company Stock subject to the Offer, change the Offer Conditions, impose additional conditions to its obligation to consummate the Offer and to accept for payment and purchase shares of Company Stock tendered in the Offer, or change any other terms of the Offer in a manner adverse to the holders of the Company Stock, except that Merger Sub may extend the Expiration Date to the extent required by applicable law or if the Offer Conditions are not satisfied. Subject to the terms and conditions of the Offer and this Agreement, Merger Sub shall, and the Parent shall cause Merger Sub to, accept for payment, and pay for, all shares of Company Stock validly tendered and not withdrawn pursuant to the Offer that Merger Sub becomes obligated to accept for payment, and pay for, pursuant to the Offer as promptly as practicable after the expiration of the Offer; except that, without the prior written consent of the Company, Merger Sub shall not, and the Parent shall cause Merger Sub not to, accept for payment, or pay for, any shares of Company Stock so tendered unless the Minimum Condition (as defined in the Offer Conditions) shall have been satisfied.

                           (b) On the date of the commencement of the Offer,
Merger Sub and the Parent will file with the Securities and Exchange Commission (the "SEC") their Tender Offer Statement on Schedule 14D-1 (together with all supplements or amendments thereto, and including all exhibits, the "Offer Documents"). Merger Sub and the Parent will give the Company and its counsel a reasonable opportunity to review and comment upon the Offer Documents prior to their being filed with the SEC or disseminated to the Company's stockholders. The Parent and Merger Sub agree that the Offer Documents shall comply as to form in all material respects with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, and the Offer Documents, on the date first published, sent, or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Parent or Merger Sub with respect to information supplied by the Company or any of its stockholders in writing specifically for inclusion or incorporation by reference in the Offer Documents. Each of the Parent, Merger Sub, and the Company agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and the Parent and Merger Sub further agree to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to the Company's stockholders, in each case as and to the extent required by applicable federal securities laws. The Parent and Merger Sub agree to provide the Company and its counsel any comments the Parent, Merger Sub, or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

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                           (c) As promptly as practicable, but in no event later
than the date on which the Parent shall have notified the Company that the Offer Documents initially are to be filed with the SEC, the Company will file its Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer (together with all supplements or amendments thereto, and including all exhibits, "Schedule 14D-9"), which shall include a recommendation by the Company's Board of Directors that the Company's stockholders accept the Offer and tender their Company Stock pursuant to the Offer. The Company agrees that the Schedule 14D-9 shall comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and, on the date filed with the SEC and on the date first published, sent, or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to information supplied by the Parent or Merger Sub in writing specifically for inclusion in the Schedule 14D-9. Each of the Company, the Parent, and Merger Sub agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the Schedule 14D-9 as so amended or supplemented to be filed with the SEC and disseminated to the Company's stockholders, in each case as and to the extent required by applicable federal securities laws. The Parent and its counsel shall be given reasonable opportunity to review and comment upon the Schedule 14D-9 prior to its filing with the SEC or dissemination to stockholders of the Company. The Company agrees to provide the Parent and its counsel any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments. The Company's Board of Directors has resolved to recommend that the Company's stockholders accept the Offer and tender their Company Stock pursuant to the Offer and has received an opinion from Donaldson Lufkin & Jenrette Securities Corporation ("DLJ") that, as of the date of such opinion, the consideration to be received by the stockholders of the Company pursuant to the Offer and the Merger is fair to such stockholders from a financial point of view.

                           (d) If requested by the Parent or Merger Sub, the
Company will, promptly following the purchase by Merger Sub pursuant to the Offer of that number of shares of Company Stock which, when aggregated with the shares of Company Stock then owned by the Parent and any of its affiliates, represents at least a majority of the shares of Company Stock then outstanding on a fully diluted basis, take all actions necessary to cause persons designated by Merger Sub to become directors of the Company so that the total number of directors so designated equals the product, rounded up to the next whole number, of (i) the total number of directors of the Company multiplied by (ii) the ratio of the number of shares of Company Stock beneficially owned by Merger Sub or its affiliates

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



at the time of such purchase over the number of shares of Company Stock then outstanding. In furtherance thereof, the Company will take whatever action is necessary, including but not limited to amending the Company's bylaws, to increase the size of its Board of Directors, or use reasonable efforts to secure the resignation of directors, or both, as is necessary to permit that number of Merger Sub's designees to be elected to the Company's Board of Directors; provided that, prior to the Effective Time, the Company's Board of Directors will always have at least two members who are not officers, designees, stockholders, or affiliates of Merger Sub ("Independent Directors"). All of the Independent Directors will be individuals who are currently directors of the Company, except to the extent that no such individuals wish to be directors. The Company's obligations to appoint designees to its Board of Directors will be subject to Section 14(f) of the Exchange Act, and Rule 14f-1 promulgated thereunder. The Parent and Merger Sub will supply to the Company and will be solely responsible for any information with respect to either of them and their nominees, officers, directors, and affiliates required by Section 14(f) and Rule 14f-1. The Company will promptly take all actions required pursuant to Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 1.01 and (provided that Merger Sub shall have provided to the Company on a timely basis all information required to be included in the Information Statement with respect to Merger Sub's designees) will include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1.

                           (e) Following the election or appointment of Merger
Sub's designees pursuant to Section 1.01(d), any amendment to this Agreement, any termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations of Merger Sub or the Parent under this Agreement, any recommendation to stockholders or any modification or withdrawal of any such recommendation, the retention of counsel and other advisors in connection with the transactions contemplated hereby, or any waiver of any of the Company's rights under this Agreement will require the concurrence of a majority of the Independent Directors, unless no individuals who are currently directors of the Company wish to be directors. In addition, the Independent Directors shall have the right to retain, at the expense of the Company, one separate firm of counsel to represent them in connection with the transactions contemplated hereby.

                           (f) The parties will cooperate with each other,
including by furnishing any necessary information and making any filings required by applicable law, to ensure that the matters contemplated by this
Section 1.01 are consummated as promptly as practicable.

SECTION 1.02.              The Merger.

                           (a) Upon the terms and subject to the conditions set
forth in this Agreement, at the Effective Time (as defined in Section 1.02(b)), Merger Sub will be

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



merged with and into the Company in accordance with the Delaware General Corporation Law ("Delaware Law"). As a result of this merger (the "Merger"), the separate existence of Merger Sub will cease and the Company will be the surviving corporation (the "Surviving Corporation").

                           (b) As soon as practicable after satisfaction or, to
the extent permitted hereunder, waiver of all conditions to the Merger set forth in Article VIII, the parties will cause a certificate of merger in such form as is required by, and executed in accordance with, Delaware Law to be duly filed with the Secretary of State of the State of Delaware. The Merger will become effective when the certificate of merger is so filed (the "Effective Time").

                           (c) From and after the Effective Time, the Merger
will have the effects specified in Delaware Law.

                           (d) The closing of the Merger (the "Closing") will
take place (i) at the offices of Thompson Hine & Flory LLP, 3900 Key Center, 127 Public Square, Cleveland, Ohio 44114-1216, at 10:00 a.m. on the first business day following the date on which the last to be fulfilled or waived of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions at the Closing) have been satisfied or waived in accordance with this Agreement or (ii) at such other place and time as the parties may agree.

SECTION 1.03.              Conversion of Shares.

                           At the Effective Time:

                           (a) Each share of Common Stock of Merger Sub (a share
of "Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time will be converted into one share of Common Stock of the Surviving Corporation.

                           (b) Each share of Company Stock issued and
outstanding immediately prior to the Effective Time will, except as otherwise provided in Section 1.03(c), be converted, by virtue of the Merger and without any action on the part of the holder thereof, into the right to receive, without interest, an amount in cash equal to the price per share paid in the Offer (the "Merger Consideration"). Subject to Section 1.06, from and after the Effective Time, all shares of Company Stock, by virtue of the Merger and without any action on the part of the holders thereof, will be canceled and retired and cease to exist, and each holder of a certificate representing any shares of Company Stock immediately prior to the Effective Time (a "Stock Certificate") will thereafter cease to have any rights with respect to such shares of Company Stock, except the right to receive the

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



Merger Consideration therefor upon the surrender of the Stock Certificate in accordance with Section 1.04.

                           (c) Each outstanding share of Company Stock held by
the Company as a treasury share or owned by the Parent, Merger Sub, or any other Subsidiary of the Parent immediately prior to the Effective Time will be canceled, and no payment will be made with respect thereto.

SECTION 1.04.              Surrender and Payment.

                           (a) Prior to the Effective Time, the Parent will
appoint a bank or trust company reasonably acceptable to the Company (the "Exchange Agent") for the purpose of exchanging Stock Certificates. The Parent will make available to the Exchange Agent funds in amounts and at the times necessary for the payment of the Merger Consideration in accordance with this
Section 1.04 (such cash is referred to as the "Exchange Fund").

                           (b) Promptly, but in no event more than five business
days, after the Effective Time, the Parent will send, or will cause the Exchange Agent to send, to each holder of a Stock Certificate a letter of transmittal and instructions for use in surrendering the Stock Certificates for payment in accordance with this Section 1.04. The agreement with the Exchange Agent will provide that, upon surrender to the Exchange Agent of such Stock Certificates, together with the letter of transmittal, duly executed and completed in accordance with the instructions thereto and such other documents as may be reasonably required by the Exchange Agent, the Exchange Agent shall promptly pay to the persons entitled thereto, out of the Exchange Fund, a check in the amount to which such persons are entitled pursuant to Section 1.03(b), after giving effect to any required tax withholdings, and such Stock Certificate shall forthwith be canceled.

                           (c) After the Effective Time, Stock Certificates will
represent the right, upon surrender thereof to the Exchange Agent, together with a duly executed and properly completed letter of transmittal relating thereto, to receive (i) cash in the amount to which such holder is entitled under Section
1.03 after giving effect to any required tax withholding or (ii) payment from the Surviving Corporation of the "fair value" of such shares of Company Stock as determined under Section 262 of the Delaware Law, subject to the conditions set forth therein and in accordance with Section 1.06 of this Agreement. No interest will be paid or will accrue on such amount.

                           (d) If any cash is to be paid to a Person other than
the registered holder of the Stock Certificates surrendered in exchange therefor, it will be a condition to such payment that the Stock Certificates so surrendered be properly endorsed or otherwise in proper form for transfer and that the Person requesting such payment pay to the Exchange Agent any transfer or other taxes required as a result of such issuance or

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



establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. For purposes of this Agreement, "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust, or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

                           (e) At and after the Effective Time, the stock
transfer books of the Company will be closed, and there will be no further registration of transfers of shares of Company Stock outstanding prior to the Effective Time. If, at or after the Effective Time, Stock Certificates are presented to the Surviving Corporation, they will be canceled and exchanged in accordance with this Article I.

                           (f) Any cash in the Exchange Fund that remains
unclaimed by the holders of shares of Company Stock six months after the Effective Time will be returned to the Parent, upon demand, and any such holder who has not surrendered his shares of Company Stock in accordance with this
Section 1.04 prior to that time will thereafter look only to the Parent, as a general creditor thereof, to pay the Merger Consideration to which such holder is entitled. Notwithstanding the foregoing, the Parent will not be liable to any holder of shares of Company Stock for any amount paid to a public official pursuant to applicable abandoned property, escheat, or similar laws.

                           (g) If any Stock Certificate is lost, stolen, or
destroyed, upon the making of an affidavit of that fact by the Person claiming such Stock Certificate to be lost, stolen, or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Parent may direct as indemnity against any claim that may be made against it with respect to such Stock Certificate, the Exchange Agent will pay the Merger Consideration payable in respect of such Stock Certificate pursuant to this Agreement.

SECTION 1.05.              Company Options.

                           (a) At the Effective Time, each outstanding option or
warrant (a "Company Option") to purchase shares of Company Stock, whether or not exercisable, granted under any employee stock option plan, warrant plan for directors, or incentive plan of the Company (the "Company Option Plans") will be canceled, and in consideration of such cancellation, will be converted into the right to receive, without interest, an amount in cash (the "Cash Payment") equal to the product of (i) the number of shares of Company Stock subject to the Company Option and (ii) the excess of (A) the Merger Consideration over (B) the exercise price per share of the Company Option; provided that, with respect to any Person subject to Section 16 of the Exchange Act, any such amount shall be paid, without interest, as soon as practicable after the first date payment can be made without liability of such Person under Section 16(b) of the Exchange Act. The Parent shall be

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



entitled to cause the Surviving Corporation to withhold from amounts otherwise payable pursuant to this Section 1.05 any amount required to be withheld under applicable tax laws.

                           (b) The Company will take such actions as may be
necessary so that each employee participating in the Company's employee stock purchase plan (the "ESPP") immediately prior to the Effective Time shall only be entitled to receive an amount in cash equal to the result of multiplying (i) the Merger Consideration by (ii) a fraction, the numerator of which is the accumulated payroll deductions in the employee's account under the ESPP at the Effective Time, and the denominator of which is the purchase price for the "Offering" or the "Purchase Period" (as such terms are defined in the ESPP) in effect immediately prior to the Effective Time.

                           (c) Each holder of a Company Option, whether or not
exercisable, shall have the right, exercisable at any time prior to the expiration of the Offer by written notice to the Company and the Parent, to elect to receive from the Company the Cash Payment, without interest, in exchange for cancellation of such Company Option effective upon the date the Cash Payment is made, provided that, no such holder shall be entitled to receive the Cash Payment pursuant to this Section 1.05(c) unless the Minimum Condition has been met and Merger Sub has purchased shares of Company Stock pursuant to the Offer. Any Cash Payments made pursuant to this Section 1.05(c) shall be made within two business days of the payment for shares of Company Stock pursuant to the Offer.

SECTION 1.06.              Shares of Dissenting Stockholders.

                           Notwithstanding anything in this Agreement to the
contrary, any issued and outstanding shares of Company Stock held by a person (a "Dissenting Stockholder") who objects to the Merger and complies with all the provisions of Delaware Law concerning the right of holders of shares of Company Stock to dissent from the Merger and require appraisal of their shares shall not be converted as described in Section 1.03(b), but shall be converted into the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to Delaware Law. If, after the Effective Time, such Dissenting Stockholder withdraws his demand for appraisal or fails to perfect or otherwise loses his right to appraisal, in any case pursuant to Delaware Law, his shares of Company Stock shall be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration. The Company shall give the Parent (i) prompt notice of any demands for appraisal of shares of Company Stock received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of the Parent, make any payment with respect to, or settle, offer to settle, or otherwise negotiate, any such demands.

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



                                   ARTICLE II
                 THE SURVIVING CORPORATION; THE PARENT DIRECTORS

SECTION 2.01.              Certificate of Incorporation.

                           Subject to Section 6.01(a), the certificate of
incorporation of Merger Sub in effect immediately prior to the Effective Time will be the certificate of incorporation of the Surviving Corporation after the consummation of the Merger until amended in accordance with applicable law.

SECTION 2.02.              Bylaws.

                           Subject to Section 6.01(a), the bylaws of Merger Sub
in effect immediately prior to the Effective Time will be the bylaws of the Surviving Corporation after the consummation of the Merger until amended in accordance with applicable law.

SECTION 2.03.              Directors and Officers.

                           From and after the Effective Time, until successors
are duly elected or appointed and qualified in accordance with applicable law, the directors and officers of Merger Sub immediately prior to the Effective Time will be the directors and officers of the Surviving Corporation after the consummation of the Merger.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                           The Company represents and warrants to the Parent
that:

SECTION 3.01.              Corporate Existence and Power.

                           The Company is a corporation duly incorporated,
validly existing, and in good standing under the laws of the State of Delaware and, in all material respects, has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now conducted. For purposes of this Agreement, "Subsidiary" of any Person means (i) any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are, directly or indirectly, owned by such Person, and (ii) any partnership of which such Person is a general partner. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where it is required to be so qualified by reason of the character of the property owned or leased by it or the nature of its activities, except where the failure to be qualified or in good

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                                        9
standing is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect (as defined in the Offer Conditions).

SECTION 3.02.              Corporate Authorization.

                           The execution, delivery, and performance by the
Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement are within the Company's corporate power and authority and, except for any required approval by the Company's stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution, and delivery hereof by the Parent and Merger Sub, constitutes a legal, valid, and binding agreement of the Company.

SECTION 3.03.              Governmental Authorization.

                           The execution, delivery, and performance by the
Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement do not require any consent, approval, authorization, or permit of, other action by, or filing with, any governmental body, agency, official, or authority other than (i) as set forth on Section 3.03 of the Disclosure Schedule delivered by the Company to Parent concurrently with the execution and delivery of this Agreement (the "Company Disclosure Schedule"), (ii) the filing of appropriate certificates of merger in accordance with Delaware Law, (iii) the filing and delivery of the
Schedule 14D-9, (iv) compliance with applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the Exchange Act, and (v) any such other action or filing where the failure to take the action or to make the filing is not reasonably likely (A) to prevent or materially to delay the consummation of the Offer or the Merger or
(B) to have, individually or in the aggregate, a Company Material Adverse
Effect.

SECTION 3.04.              Certificate of Incorporation and Bylaws.

                           The Company has heretofore furnished to the Parent
and Merger Sub complete and correct copies of the certificate of incorporation and the bylaws or the equivalent organizational documents, in each case as amended or restated as of the date hereof, of the Company and each of its Subsidiaries.

SECTION 3.05.              Non-Contravention.

                           The execution, delivery, and performance by the
Company of this Agreement, the purchase of shares of Company Stock by Merger Sub pursuant to the Offer,

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                                       10
and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement do not and will not (i) contravene or conflict with the certificate of incorporation or bylaws of the Company, (ii) assuming compliance with the matters referred to in Section 3.03, contravene, conflict with, or constitute a violation of any provision of any law, rule, regulation, judgment, injunction, order, or decree binding upon or applicable to the Company or any of its Subsidiaries, (iii) constitute a default, give rise to a right of termination, cancellation, or acceleration of any right or obligation of the Company or any of its Subsidiaries, or give rise to a loss of any benefit to which the Company or any of its Subsidiaries is entitled, under any provision of any agreement or other instrument binding upon the Company or any of its Subsidiaries or under any license, franchise, permit, or other similar authorization held by the Company or any of its Subsidiaries, or (iv) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except as set forth in Section 3.05 of the Company Disclosure Schedule and except for any occurrences or results referred to in clauses (ii),
(iii), and (iv) that would not be reasonably likely to prevent or delay consummation of the Offer or the Merger or, individually or in the aggregate, to have a Company Material Adverse Effect. For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, encumbrance, or other right or interest of another to or in, or adverse claim of any kind in respect of, such asset.

SECTION 3.06.              Capitalization.

                           (a) The Company has 16,000,000 authorized shares,
consisting of 15,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, $1.00 par value, of the Company ("Company Preferred Stock"). As of March 21, 1997, (i) 6,430,298 shares of Company Stock were issued and outstanding, (ii) 1,044,200 shares of Company Stock were reserved for future issuance upon exercise of outstanding Company Options granted pursuant to the Company Option Plans, (iii) 71,022 shares of Company Stock were reserved for future issuance under the ESPP, and (iv) 55,000 shares of Company Preferred Stock were reserved for issuance upon exercise of the rights (the "Company Rights" or, individually, a "Company Right") distributed in connection with the Rights Agreement, dated as of June 10, 1988 and subsequently amended, between the Company and Midlantic National Bank, as Rights Agent (as amended, the "Company Rights Agreement"). As of March 21, 1997, no shares of Company Preferred Stock were issued and outstanding. Except as described in this Section
3.06 or in Section 3.06 of the Company Disclosure Schedule, as of the date of this Agreement, no shares of capital stock of the Company are reserved for issuance for any other purpose. Each of the issued and outstanding shares of Common Stock is duly authorized, validly issued, and fully paid and nonassessable and has not been issued in violation of (nor are any of the authorized shares of Common Stock subject to) any preemptive or similar rights created by statute, the certificate of incorporation or the bylaws of the Company, or any agreement to which the Company is a party or is bound. Each of the issued and outstanding Company Rights is duly authorized and validly issued.

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



                           (b) Except as set forth in paragraph (a) of this
Section 3.06 or as set forth on Section 3.06 of the Company Disclosure Schedule, there are no options, warrants, or other rights (including registration rights and conversion rights), agreements, arrangements, or commitments to which the Company is a party relating to the issued or unissued capital stock of the Company or obligating the Company to grant, issue, or sell any shares of the capital stock of the Company or other security of the Company. Except as set forth in Section 3.06 of the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company to (i) purchase, redeem, or otherwise acquire any shares of Company Stock, other capital stock of the Company, or capital stock or other equity interests of any Subsidiary of the Company; or (ii) (other than advances to Subsidiaries, and prepayments to other Persons for goods or services, in the ordinary course of business) provide a material amount of funds to, or make any material investment in, or provide any guarantee with respect to the obligations of, any Subsidiary of the Company or any other Person.

                           (c) Section 3.06 of the Company Disclosure Schedule
lists, as of the date indicated, the number of shares of Company Stock subject to outstanding Company Options and the exercise price of each outstanding Company Option. The Company has made available to the Parent and Merger Sub complete and correct copies of the Company Option Plans and all forms of Company Options.

SECTION 3.07.              Subsidiaries.

                           (a) Section 3.07 of the Company Disclosure Schedule
sets forth a complete and accurate list of the Subsidiaries of the Company and indicates for each such Subsidiary the jurisdiction of incorporation or organization. Each Subsidiary of the Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or is a partnership duly constituted under its governing law, in all material respects has the requisite corporate or partnership power and authority to own, lease, and operate its properties and to carry on its business substantially as now conducted, and is duly qualified to do business as a foreign corporation or partnership and is in good standing in each jurisdiction where it is required to be so qualified by reason of the character of the property owned or leased by it or the nature of its activities, except where the failure to be qualified or in good standing is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

                           (b) Except as set forth on Section 3.07 of the
Company Disclosure Schedule, all of the outstanding capital stock or other ownership interests in each Subsidiary of the Company is owned by the Company, directly or indirectly, free and clear of any Lien and free and clear of any other limitation or restriction (including any restriction on the right to vote, sell, or otherwise dispose of such capital stock or other ownership interests). Except as set forth on Section 3.07 of the Company Disclosure Schedule, there are no outstanding (i) securities of the Company or any of its Subsidiaries

                                                                         8/12/97
convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any such Subsidiary of the Company or (ii) options or other rights to acquire from the Company or any of its Subsidiaries, and no other obligation of the Company or any of its Subsidiaries to issue, any capital stock, voting securities, or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities, or ownership interests in, any such Subsidiary of the Company (the items in clauses (i) and (ii), including capital stock, are collectively referred to as the "Company Subsidiary Securities"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any outstanding Company Subsidiary Securities.

SECTION 3.08.              Company SEC Reports.

                           Since January 1, 1993, the Company has in all
material respects filed all forms, reports, statements, and other documents required to be filed by it with the SEC, including without limitation (i) all Annual Reports on Form 10-K, (ii) all Quarterly Reports on Form 10-Q, (iii) all proxy statements relating to meetings of stockholders (whether annual or special), (iv) all Current Reports on Form 8-K, and (v) all other reports, schedules, registration statements, or other documents required to be filed with the SEC. (All of the documents filed by the Company with the SEC during such period, including all exhibits contained or incorporated by reference in such documents, are collectively referred to as the "Company SEC Reports"). The Company SEC Reports, as amended to date, (x) were prepared in all material respects in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and (y) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

SECTION 3.09.              Financial Statements; No Undisclosed Liabilities.

                           The audited consolidated financial statements and
unaudited consolidated interim financial statements (including the related notes and schedules) of the Company and its consolidated Subsidiaries included or incorporated by reference in the Company SEC Reports (the "Company Financial Statements") were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods reflected therein (except as may be indicated in the notes thereto and except that such unaudited interim financial statements do not contain full footnote disclosure) and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended, subject, in the case of any unaudited interim financial statements, to normal year-end adjustments, none of which would be reasonably likely to be, individually or in the aggregate, material in amount. Neither the Company nor its

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                                       13

Subsidiaries have any liabilities, whether accrued, contingent, or otherwise, required by generally accepted accounting principles to be disclosed by the Company in the Company Financial Statements other than (i) liabilities disclosed in the Company Financial Statements, the Company Disclosure Schedule, or the Company SEC Reports, (ii) liabilities for which the Company has made adequate reserves as reflected in the Company Financial Statements, and (iii) liabilities in an aggregate amount that is not material to the Company and its Subsidiaries, taken as a whole.

SECTION 3.10.              Material Contracts.

                           Except as set forth in Section 3.10 of the Company
Disclosure Schedule or as disclosed in the Company SEC Reports, neither the Company nor any of its Subsidiaries is a party to, or is bound by (a) any material agreement, indenture, or other instrument relating to the borrowing of money by the Company or any of its Subsidiaries or the guarantee by the Company or any of its Subsidiaries of any such obligation (other than trade payables) or
(b) any other contract or agreement or amendment thereto that (i) should be or should have been filed as an exhibit to a Form 10-K filed or to be filed by the Company with the SEC or (ii) places any material restrictions on the right of the Company or any of its Subsidiaries to engage in any material business activity currently conducted (collectively, the "Company Contracts"). Neither the Company nor any of its Subsidiaries is in material default under any Company Contract, and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default.

SECTION 3.11.              Absence of Certain Changes.

                           Except as disclosed in Section 3.11 of the Company
Disclosure Schedule, since March 31, 1997, (a) the Company and its Subsidiaries have conducted their business in all material respects in the ordinary course consistent with past practices, (b) there has not been any change or development, or combination of changes or developments, in the business, operations, or financial condition of the Company or any of its Subsidiaries which are reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, (c) there has not been any declaration, setting aside, or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption, or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries, (d) there has not been any amendment of any term of any outstanding security of the Company or any of its Subsidiaries, (e) there has not been any incurrence, assumption, or guarantee by the Company or any of its Subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices, (f) there has not been any creation or assumption by the Company or any of its Subsidiaries of any Lien on a material amount of assets (including the sale, pledge, or assignment of a

                                                                         8/12/97
material amount of receivables) other than in the ordinary course of business consistent with past practices, and (g) there has not been any change in any method of accounting or accounting practice by the Company or any of its Subsidiaries, except for any such change required by reason of a concurrent change in generally accepted accounting principles or to conform a Subsidiary's accounting policies and practices to those of the Company. Furthermore, except as disclosed in Section 3.11 of the Company Disclosure Schedule, or pursuant to agreements, plans, or arrangements disclosed in the Company SEC Reports, or pursuant to immaterial arrangements with one or more employees or groups of employees, since March 31, 1997, there has not been any (i) grant of any severance or termination pay or stay-in-place bonus to any director or officer of the Company or any of its Subsidiaries, (ii) entering into of any employment, deferred compensation, or other similar agreement (or any amendment to any such existing agreement) with any director or officer of the Company or any of its Subsidiaries, (iii) increase in benefits payable under any existing severance or termination pay or stay-in-place bonus policies or agreements with any director or officer of the Company or any of its Subsidiaries, or (iv) increase in compensation, bonus, or other benefits payable to directors or executive officers of the Company or any of its Subsidiaries.

SECTION 3.12.              Litigation.

                           Except as disclosed in Section 3.12 of the Company
Disclosure Schedule, (i) there are no material actions, suits, or proceedings pending before, and, to the knowledge of the Company, there is no material pending investigation by, any court or arbitrator or any governmental body, agency, official, or authority against the Company, any of its Subsidiaries, or any of their respective properties, (ii) to the actual knowledge of the Company's corporate management group, there is no material threat of any such action, suit, or proceeding, and (iii) no material judgment, decree, injunction, rule, order, or similar action of any court or arbitrator or any governmental body, agency, official or authority, domestic or foreign, is outstanding against the Company or any of its Subsidiaries.

SECTION 3.13.              Permits; Compliance.

                           Except as is disclosed in Section 3.13 of the Company
Disclosure Schedule, the Company and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals, and orders necessary to own, lease, and operate their properties and to carry on their businesses as they are now being conducted, other than (i) those issued by or otherwise obtained from governmental authorities pursuant to or in connection with any Environmental Law (as hereinafter defined), or any law which is the subject of Section 3.18 or
Section 3.19 and (ii) those of which the failure of the Company or the relevant Subsidiary to be in possession is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect (collectively, the "Company Permits"). Except as set forth in Section 3.13 of the Company Disclosure Schedule, neither the Company nor

                                                                         8/12/97
any of its Subsidiaries is in conflict with, or in default or violation of, (a) any federal, state, or foreign law applicable to the Company or such Subsidiary or by which any of its properties are bound or subject (other than any Environmental Law or any law which is the subject of Section 3.18 or Section 3.19) or (b) any of the Company Permits, other than conflicts, defaults, or violations which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect. Except as set forth in Section 3.13 of the Company Disclosure Schedule, since January 1, 1993, the Company has not received any notification with respect to possible material conflicts, defaults, or violations of any federal, state, or foreign law applicable to the Company or any of its Subsidiaries or by which any of its or their properties are bound or subject (other than any Environmental Law or any law which is the subject of Section 3.18 or Section 3.19) which have not been cured without any further material liability or obligation.

SECTION 3.14.              Product Warranties and Liabilities.

                           Except as set forth in Section 3.14 of the Company
Disclosure Schedule, neither the Company nor any of its Subsidiaries knows or has any reason to believe there is any basis for alleging any claim, liability, damage, loss, cost, or expense as a result of any defect or other deficiency (whether of design, materials, workmanship, labeling instructions, or otherwise) ("Product Liability") with respect to any product sold or services rendered by or on behalf of the Company or any of its Subsidiaries prior to the date hereof, whether such Product Liability is incurred by reason of any express warranty (including, without limitation, any warranty of merchantability or fitness), any doctrine of common law (tort, contract or other), any statutory provision, or otherwise and irrespective of whether such Product Liability is covered by insurance, other than Product Liabilities which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

SECTION 3.15.              ERISA.

                           (a) As used in this Section 3.15, each of the
following terms has the indicated meaning:

                           (i) "Affiliate" of any Person means any other Person that, together with such Person, would be treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended (the "Code").

                           (ii) "Company Employee Plans" means each "employee benefit plan," as defined in Section 3(3) of ERISA that (A) is subject to any provision of ERISA and (B) is maintained, administered, or contributed to by the Company or any Affiliate (while it is an Affiliate of the Company) and covers any employee or former employee of the Company or any such

                                                                         8/12/97

          Affiliate or under which the Company or any such Affiliate has any liability.

                           (iii) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                           (iv) "Company Benefit Arrangement" means each employment, severance, welfare, or other similar contract, arrangement, or policy and each plan or arrangement (written or oral) providing for compensation, benefit, bonus, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, that (A) is not a Company Employee Plan, (B) is entered into, maintained, or contributed to, as the case may be, by the Company or any of its Affiliates (while it is an Affiliate of the Company), and (C) covers any employee or former employee or director or former director of the Company or any such Affiliate.

                           (b) The Company has heretofore made available to the
Parent, and agrees that it will as soon as practicable after the date of this Agreement furnish the Parent upon the Parent's request with, copies of all Company Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and the most recent Forms 5500 required to be filed with respect thereto, Internal Revenue Service determination letters, and actuarial reports, in each case to the extent applicable.

                           (c) Section 3.15 of the Company Disclosure Schedule
identifies each Company Employee Plan that constitutes a "defined benefit plan" as defined in Section 3(35) of ERISA. Except as set forth on Section 3.15 of the Company Disclosure Schedule, no Company Employee Plan constitutes a "multiemployer plan," as defined in Section 3(37) of ERISA, and no Company Employee Plan is maintained in connection with any trust described in Section 501(c)(9) of the Code. Except as set forth on Section 3.15 of the Company Disclosure Schedule, no Company Employee Plan provides retiree medical or life insurance benefits or is subject to Title IV of ERISA. Neither the Company nor any of its affiliates has incurred any material liability under Title IV of ERISA, including, without limitation, arising in connection with the termination of, or complete or partial withdrawal from, any plan currently or previously covered by Title IV of ERISA, and the Pension Benefit Guarantee Corporation has not instituted proceedings to terminate any such plan nor, to the knowledge of the Company, do any conditions exist that present a material risk of such occurrence. Nothing done or omitted to be done by the Company or any of its Subsidiaries or, to the knowledge of the Company, by any other Person, and no transaction or holding of any asset under or in connection with any Company Employee Plan by the Company or any of its Subsidiaries or, to the knowledge of the Company, by any other Person, has or will make the Company or any of its Subsidiaries or any officer or director of the Company or any of its Subsidiaries subject to any material liability under Title I of

                                                                         8/12/97

ERISA or for any material tax pursuant to Section 4975 of the Code. With respect to each Company Employee Plan subject to Title IV of ERISA, the Company has made available to the Parent the most recent actuarial report showing the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes with respect to such plan. No Company Employee Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each such plan ended prior to the date hereof; and all contributions required to be made with respect thereto (whether pursuant to the terms of any Company Employee Plan or otherwise) on or prior to the date hereof have been timely made.

                           (d) Each Company Employee Plan that is intended to be
qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code, and each Company Employee Plan has been maintained in compliance with its terms and with the requirements of all applicable statutes, orders, final rules, and final regulations, except where the failure to be qualified or to comply is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

                           (e) Section 3.15 of the Company Disclosure Schedule
lists each material Company Benefit Arrangement currently in effect provided to any director, executive officer, or employee of the Company or any former director, executive officer, or employee of the Company and sets forth each Company Benefit Arrangement with respect to which benefits will be accelerated or paid as a result of the transactions contemplated by this Agreement. Copies of all written Company Benefit Arrangements and all amendments thereto have heretofore been made available to the Parent, and will promptly be furnished to the Parent upon the Parent's request after the date of this Agreement. Each Company Benefit Arrangement has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules, and regulations that are applicable to such Company Benefit Arrangement, except where the failure to comply is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

                           (f) There are no material pending, or, to the
knowledge of the Company, material threats of claims by or on behalf of any Company Employee Plan or Company Benefit Arrangement, by any employee or beneficiary covered under any such plan or arrangement, or otherwise involving any such plan or arrangement other than claims for benefits in the ordinary course.

                                                                         8/12/97

SECTION 3.16.              Labor.

                           Except as set forth on Section 3.16 of the Company
Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement respecting its employees, nor is there existing, or to the knowledge of the Company any material threat of, any strike, organized walkout, or other organized work stoppage or labor organizational effort by any employees of the Company or of any of its Subsidiaries.

SECTION 3.17.              Taxes.

                           Except as set forth in Section 3.17 of the Company
Disclosure Schedule or in the Company SEC Reports:

                           (a) The Company and its Subsidiaries have, in all
material respects, timely filed all Tax Returns required to be filed by them with any taxing authority with respect to Taxes for all periods heretofore ended, taking into account any extension of time to file granted to or obtained on behalf of the Company and its Subsidiaries;

                           (b) all Taxes required to be paid prior to the
Effective Time have, in all material respects, been duly and timely paid or will be duly and timely paid by the Effective Time;

                           (c) no material deficiency for any amount of Tax has
been asserted or assessed by a taxing authority against the Company or any of its Subsidiaries, except for amounts for which the Company has made an adequate reserve as reflected in the Company Financial Statements;

                           (d) all liability for Taxes of the Company or any of
its Subsidiaries that are or will become due or payable with respect to periods covered by the Company Financial Statements have, in all material respects, been paid or adequately reserved for in the Company Financial Statements to the extent required by generally accepted accounting principles, and all prepaid Taxes and other Tax assets reflected in the Company Financial Statements represent valid accounts determined in accordance with generally accepted accounting principles;

                           (e) neither the Company nor any of its Subsidiaries
is liable for any material amount of Taxes arising out of membership or participation in any consolidated, affiliated, combined, or unitary group in which they were at any time members, other than the group of which the Company is the common parent;

                           (f) there are no material Liens for Taxes upon the
assets of the Company or of any of its Subsidiaries other than for Taxes not yet due and payable;

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                                       19

                           (g) there are no outstanding waivers or comparable
consents extending the statute of limitations with respect to any Taxes or Tax Returns of the Company or any of its Subsidiaries;

                           (h) there are no material audits, claims, actions,
suits, or proceedings now pending, nor, to the knowledge of the Company, is there a material threat of any such audits, claims, actions, suits, or proceedings, nor, to the knowledge of the Company, is there any material pending investigation, against or with respect to the Company or any of its Subsidiaries in respect of any Taxes;

                           (i) neither the Company nor any of its Subsidiaries
is a party to any material agreement providing for the allocation or sharing of Taxes; and

                           (j) there has been no change in the method of
accounting utilized by the Company or any of its Subsidiaries that would require a material adjustment to taxable income under Section 481 of the Code.

                           For purposes of this Agreement, "Taxes" or "Tax"
means all federal, state, local, and foreign taxes, levies, and other assessments, including without limitation, all income, excise, property, sales, use, value added, transfer, franchise, profits, withholding, payroll, social security, medicare, or other taxes including any interest, additions to tax, and penalties applicable thereto; and "Tax Return" means any return, declaration, statement, report, schedule, information return, and other document (including any related or supporting information) with respect to Taxes.

SECTION 3.18.              FDA and Related Matters.

                           (a) Section 3.18 of the Company Disclosure Schedule
sets forth a complete and accurate list, referencing relevant records and documents, since January 1, 1993, of (i) all Regulatory or Warning Letters, Notices of Adverse Findings, and Section 305 Notices and similar letters or notices issued by the Food and Drug Administration (the "FDA") or any other federal, state, local, or foreign governmental entity that is concerned with the safety, efficacy, reliability, or manufacturing of medical products, including drugs and devices, relating to the conduct of the business of the Company and its Subsidiaries, (ii) all United States Pharmacopoeia product problem reporting program complaints or reports, MedWatch FDA Forms 3500, and device experience network complaints received by the Company or any of its Subsidiaries and all Drug and Medical Device Reports, adverse drug experience reports, and therapeutic failure reports filed by the Company or any of its Subsidiaries, which complaints or reports (A) pertain to any incident involving death, serious injury, or a serious adverse drug experience, and for which incident there has been any (1) notice or follow up inquiry to the Company or any of its Subsidiaries by the FDA, (2) litigation or arbitration claim or cause of action commenced, or (3) notice to any insurance carrier of the Company or any of its Subsidiaries tendering the defense or giving

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



notice of a possible or actual claim against the Company or any of its Subsidiaries, and (B) are in the aggregate material to the conduct of the business of the Company and its Subsidiaries, (iii) all product recalls and safety alerts conducted by or issued to the Company or any of its Subsidiaries and any requests from the FDA or any other drug and medical device regulatory agency requesting the Company or any of its Subsidiaries to cease to investigate, test, or market any product, which recalls, safety alerts, or requests are in the aggregate material to the conduct of the business of the Company and its Subsidiaries, (iv) any civil penalty actions begun by the FDA or any other drug and medical device regulatory agency against the Company or any of its Subsidiaries and all consent decrees issued with respect to the Company or any of its Subsidiaries, and (v) any other written communications between the FDA or any other drug and medical device regulatory agency, on the one hand, and the Company or any of its Subsidiaries, on the other hand, which communications are in the aggregate material to the conduct of the business of the Company and its Subsidiaries. The Company has delivered to the Parent copies of all documents referred to in Section 3.18 of the Company Disclosure Schedule, as well as copies of all complaints and other information required to be maintained by the Company pursuant to Section 820 of Title 21 of the Code of Federal Regulations ("CFR") or 21 CFR Section 211, to the extent that such complaints or other information relate to events that are, in the aggregate, material to the conduct of the business of the Company and its Subsidiaries.

                           (b) The Company and its Subsidiaries have obtained
all material consents, approvals, certifications, authorizations, and permits of, and have made all filings with, or notifications to, the FDA and all other drug and medical device regulatory agencies pursuant to applicable requirements of all FDA laws, rules, and regulations, and all corresponding state and foreign laws, rules, and regulations applicable to the Company and its Subsidiaries. All representations made by the Company or any of its Subsidiaries in connection with any such consents, approvals, certifications, authorizations, permits, filings, and notifications were true and correct in all material respects at the time such representations were made, and the products of the Company and its Subsidiaries comply with, and perform in accordance with the specifications described in, such representations. The Company and its Subsidiaries are in all material respects in compliance with all applicable FDA laws, rules, and regulations, and all corresponding applicable state and foreign laws, rules, and regulations (including Good Manufacturing Practices, as defined in 21 CFR Parts 210, 211, and 820, Medical Device Reporting requirements, and Adverse Experience Reporting) applicable to the business of the Company. The Company has not received any notice that any of the consents, approvals, certifications, authorizations, registrations, permits, filings, or notifications that it has received or made to operate its business have been or are being revoked or challenged. Except as set forth on Section 3.18 of the Company Disclosure Schedule, to the knowledge of the Company, there are no investigations or inquiries pending, and there is no material threat of any investigation or inquiry, by the FDA or any other drug and medical device regulatory agency relating to the operation of the business of the Company and its Subsidiaries or its compliance with FDA

                                                                         8/12/97
laws, rules, and regulations, and corresponding state and foreign laws, rules, and regulations, applicable to the business of the Company and its Subsidiaries. None of the matters set forth on Section 3.18 of the Company Disclosure Schedule is reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

SECTION 3.19.              Nuclear Regulatory and Related Matters.

                           (a) The Company has in all material respects complied
with Nuclear Regulatory Commission ("NRC") regulations set forth in Title 10 of CFR and NRC-issued guidance documents, the authority of "Agreement States" pursuant to 10 CFR Part 150, and applicable state laws and regulations, as well as applicable Department of Labor and Department of Transportation regulations (collectively, "Nuclear Regulations and Laws") in the licensing and operation of each of its facilities. Except as set forth in Section 3.19 of the Company Disclosure Schedule, operation of the facilities now owned or operated by the Company or any of its Subsidiaries is and for as long as such facilities have been owned or operated by the Company or any of its Subsidiaries has been conducted, and the operation of the facilities heretofore owned or operated by the Company or any of its Subsidiaries for as long as such facilities were owned or operated by the Company or any of its Subsidiaries was conducted, in material compliance with applicable health, safety, regulatory, and other legal requirements, including Nuclear Regulations and Laws. Except as set forth in
Section 3.19 of the Company Disclosure Schedule:

                           (i) All facilities now owned or operated by the Company or any of its Subsidiaries are and for as long as such facilities have been owned or operated by the Company or any of its Subsidiaries have been, and all facilities heretofore owned or operated by the Company or any of its Subsidiaries for as long as such facilities were owned or operated by the Company or any of its Subsidiaries were, in material compliance with all applicable Nuclear Regulations and Laws, and the Company and its Subsidiaries operate all such facilities now owned or operated by the Company or any of its Subsidiaries in material compliance with all Nuclear Regulations and Laws.

                           (ii) The Company has no knowledge of a material violation of or material liability under, nor has it received, any written notices, demand letters, or written requests for information from any governmental entity, including the NRC, state regulatory agencies, or any credible third party indicating that the Company or any of its Subsidiaries is in material violation of or has a material liability under, any Nuclear Regulations and Laws.

                           (iii) There are no material civil, criminal, or administrative actions, suits, demands, claims, hearings, or proceedings

                                                                         8/12/97
         pending, nor, to the knowledge of the Company, is there a material threat of any such actions, suits, demands, claims, hearings, or proceedings, nor, to the knowledge of the Company, are there any investigations or inspections pending, against the Company or any of its Subsidiaries with respect to any violation or alleged violation of, or liability or alleged liability for, any Nuclear Regulations and Laws.

                           (iv) All required reports have been filed by the Company and its Subsidiaries with each applicable government agency under the requirements of any Nuclear Regulations and Laws, and all such reports are in all material respects true, accurate, and complete and comply in all material respects with the requirements of Nuclear Regulations and Laws.

                           (v) Neither the Company nor any of its Subsidiaries has incurred any material liabilities (fixed or contingent) relating to any suit, settlement, court order, administrative order, judgment, or claim asserted or arising under any Nuclear Regulations and Laws.

                           (vi) To the knowledge of the Company, neither the Company nor any of its Subsidiaries has violated any Nuclear Regulations and Laws with respect to contamination of property and environs above background radiation levels, except for contamination which has been cured and for which neither the Company nor any of its Subsidiaries has any further material liability or obligation, or with respect to permissible levels of radiation exposure of workers and other personnel.

                           (vii) The Company has documented and is aware of the location of all disposals pursuant to 10 CFR Part 20.

                           (b) All permits, registrations, notifications, and
licenses required under any Nuclear Regulations and Laws for the Company and its Subsidiaries and their facilities are held by the Company and its Subsidiaries and are in full force and effect, and the Company and its Subsidiaries are in compliance therewith in all material respects.

SECTION 3.20.              Intellectual Property Rights.

                           (a) Section 3.20 of the Company Disclosure Schedule
lists each of the following items that are, individually or in the aggregate, material to the business of the Company and its Subsidiaries: (i) patents and applications therefor, registrations of trademarks (including service marks) and applications therefor, and registrations of copyrights and applications therefor that are owned by the Company or any of its Subsidiaries, (ii) unexpired licenses relating to Intellectual Property Rights (as defined in paragraph (d) of this Section 3.20) that have been granted to or by the Company or any of

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                                       23
its Subsidiaries, and (iii) other agreements relating to Intellectual Property Rights (as defined below).

                           (b) Except as set forth in Section 3.20 of the
Company Disclosure Schedule, the Company and its Subsidiaries collectively own or have the right to use all of the Intellectual Property Rights that are, individually or in the aggregate, material to the conduct of the business of the Company and its Subsidiaries. Except as set forth in Section 3.20 of the Company Disclosure Schedule, such ownership and right to use are free and clear of all Liens, claims, and rights to use of third parties that are reasonably likely to be, individually or in the aggregate, material to the business of the Company and its Subsidiaries. The Company and its Subsidiaries have the right to license to others all Intellectual Property Rights owned by them.

                           (c) The Company has no knowledge of any material
allegations or claims that any product or process manufactured, used, sold, or under development by or for the Company or its Subsidiaries infringes on the Intellectual Property Rights of any third party. Neither the Company nor any of its Subsidiaries has knowledge of any material challenge to the validity, ownership, or right to use or license by the Company of any of the Intellectual Property Rights owned, used, or licensed by the Company.

                           (d) As used in this Agreement, the term "Intellectual
Property Rights" includes patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, and proprietary trade names, publication rights, computer programs (including source codes and object codes), inventions, know how, trade secrets, technology, processes, and formulae.

SECTION 3.21.              Environmental Protection.

                           (a) As used in this Agreement, each of the following
terms has the indicated meaning:

                           (i) "Company Real Property" means the real property now or formerly owned or leased by the Company or any of its Subsidiaries, except as otherwise expressly limited where the term is used.

                           (ii) "Environmental Law" means federal, state, local, or foreign laws, statutes, rules, regulations, and ordinances relating to the protection of the environment.

                           (iii) "Hazardous Material" means any hazardous, toxic, or dangerous substance defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), or any other Environmental Law.

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



                           (b) Except as set forth on Section 3.21 of the
Company Disclosure Schedule:

                           (i) The Company and each of its Subsidiaries is and has been in material compliance with all applicable Environmental Laws, except for any such non-compliance which has been cured and for which neither the Company nor any of its Subsidiaries has any further material liability or obligation.

                           (ii) The Company has not treated, stored, disposed of, or released any Hazardous Material on Company Real Property in material violation of any applicable Environmental Laws, and, to the knowledge of the Company, none of the conditions at the Company Real Property is reasonably likely to give rise to any material remedial obligation of the Company or any of its Subsidiaries under any Environmental Laws.

                           (iii) Neither the Company nor any of its Subsidiaries has received any written notices, demand letters, or written requests for information from any governmental body, agency, official, or authority or from any third party indicating that the Company or any of its Subsidiaries is in material violation of, or liable in a material amount to any Person under, any Environmental Law, except for any such violation which has been cured and for which neither the Company nor any of its Subsidiaries has any further material liability or obligation.

                           (iv) There are no actions, suits, or proceedings pending, and, to the knowledge of the Company, there is no material threat of any actions, suits, or proceedings, and, to the knowledge of the Company, there are no investigations pending, against the Company or any of its Subsidiaries or involving any of the presently owned or leased Company Real Property before any court or arbitrator or any governmental body, agency, official, or authority relating to any material violation, or alleged material violation, by the Company or any of its Subsidiaries of any Environmental Law or relating to the contamination of any such Company Real Property.

                           (v) There are no underground storage tanks on any presently owned or leased Company Real Property, and no underground storage tanks have been closed or removed from any Company Real Property while the Company Real Property was owned or leased by the Company or any of its Subsidiaries, the closure or removal of which is reasonably likely to give rise to a material liability of the Company or any of its Subsidiaries under any Environmental Law.

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                                       25

                           (vi) None of the Company, any of its Subsidiaries, or any of the presently owned or leased Company Real Property is currently subject to, any material liabilities, fixed or contingent, relating to any suit, settlement, court order, administrative order, judgment, or claim asserted under any Environmental Law.

                           (vii) The Company and its Subsidiaries have made available to the Parent (A) all studies, reports, and similar documents that have been generated by third-party consultants, internal compliance reports of the Company or any of its Subsidiaries, and material documents filed by the Company or any of its Subsidiaries with any governmental agency, relating to environmental matters at any Company Real Property, and (B) all other material documents relating to any actual or potential material contamination of Company Real Property. The Company has furnished the Parent with copies of any such studies, reports, and documents indicating that the conditions at any of the Company Real Property are reasonably likely to give rise to a material remedial obligation or other material liability of the Company or any of its Subsidiaries under any Environmental Laws.

                           (viii) The Company and its Subsidiaries have all material permits required by applicable Environmental Laws and are in all material respects in compliance with the provisions of all such permits.

                           (ix) Neither the Company nor any of its Subsidiaries has any material obligation to any third party with respect to any previously owned, or presently or previously leased, Company Real Property relating to the remediation of any contamination under any Environmental Laws.

                           (c) Neither the Company nor any of its Subsidiaries
has received written notice from any Person that any part of the Company Real Property has been or is listed as a site containing Hazardous Material requiring remediation under CERCLA or any other Environmental Law.

SECTION 3.22.              Finders and Investment Bankers.

                           Except as set forth in Section 3.22 of the Company
Disclosure Schedule, no investment banker, broker, finder, or other similar intermediary has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement. The Company has provided the Parent with a copy of the engagement letter, as amended to date, with DLJ. DLJ's fees will be paid by the Company.

SECTION 3.23.              Insurance.

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                                       26

                           Section 3.23 of the Company Disclosure Schedule
lists, and the Company has made available to the Parent or its representatives for review current and complete copies of, all insurance policies, binders, and surety and fidelity bonds relating to the Company and its Subsidiaries (including, without limitation, all policies or binders of casualty, general liability, and workers' compensation, but excluding the owner's and lessee's policies of title insurance referred to in Section 3.31(h)), all of which are currently in force and effect. All premiums and other amounts due and payable under each such policy, binder, and bond have been paid. Neither the Company nor any of its Subsidiaries is in default with respect to any material provision contained in any such policy, binder, or bond and has not failed to give any notice of or present any material claim thereunder as required under the terms of the policy. Except for claims set forth on Section 3.23 of the Company Disclosure Schedule, there are no outstanding unpaid claims under any such policy, binder, or bond, and neither the Company nor any of its Subsidiaries has received any written notice of cancellation or non-renewal of any such policy, binder, or bond. Except as set forth on Section 3.23 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has received any written notice from any of its insurance carriers that any insurance premiums paid by it will be materially increased in the future as a result of the claims experience of the Company or such Subsidiary.

SECTION 3.24.              Indemnification.

                           Except as set forth in the certificate of
incorporation and bylaws of the Company or its Subsidiaries or as disclosed in the Company SEC Reports or on Section 3.24 of the Company Disclosure Schedule,
(a) neither the Company nor any of its Subsidiaries is a party to any indemnification agreement with any of its present or former directors, officers, employees, agents, or other persons who serve in any similar capacity with any other enterprise at the request of the Company or of any of its Subsidiaries, and (b) to the knowledge of the Company, there are no material pending claims or material threats of claims for which any such person would be entitled to indemnification under Section 6.01 if such provisions were deemed to be in effect.

SECTION 3.25.              Board Approval and Recommendation.

                           Prior to the execution of this Agreement, the Board
of Directors of the Company, at a meeting duly called and held, unanimously (a) determined that this Agreement and the transactions contemplated hereby, including the Merger and the Offer, are fair to the stockholders of the Company,
(b) approved this Agreement and the transactions contemplated hereby, including the Merger and the Offer, and (c) recommended that the Company's stockholders tender their shares of Company Stock pursuant to the Offer and, if applicable, approve this Agreement and the transactions contemplated herein, including the Merger.

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                                       27

SECTION 3.26.              Vote Required.

                           The only vote of the holders of any class or series
of capital stock of the Company necessary to approve the Merger is the affirmative vote of the holders of a majority of the outstanding shares of Company Stock. No such vote by the holders of any class or series of capital stock of the Company will be necessary if at the Effective Time Merger Sub owns at least 90% of the shares of Company Stock outstanding at the Effective Time. There is no vote of the holders of any class or series of capital stock of the Company necessary in order for Merger Sub to commence and consummate the Offer.

SECTION 3.27.              Opinion of Financial Advisor.

                           The Company has received the opinion of DLJ to the
effect that, as of the date of such opinion, the consideration to be received by the stockholders of the Company pursuant to the Offer and the Merger is fair to such stockholders from a financial point of view.

SECTION 3.28.              Company Rights Agreement.

                           Neither the Parent nor any of its Affiliates or
associates is an "Acquiring Person" (as defined in the Company Rights Agreement) and there has not been a "Shares Acquisition Date" or a "Distribution Date" (as defined in the Company Rights Agreement) under the Company Rights Agreement. The Company has amended the Company Rights Agreement to provide that (i) the execution, delivery, and performance of this Agreement, the purchase of shares of Company Stock pursuant to the Offer, and the consummation of the Merger and the other transactions contemplated by this Agreement will not (A) cause the Parent or any of its Affiliates or associates to become an "Acquiring Person" (as defined in the Company Rights Agreement) or (B) otherwise cause a "Shares Acquisition Date" or "Distribution Date" (as defined in the Company Rights Agreement) to occur and (ii) upon purchase of shares of Company Stock pursuant to the Offer, the Rights (as defined in the Company Rights Agreement) will no longer be exercisable, and the former holders of the Rights will not have any claims or rights thereunder. The Company has filed with the SEC and made available to the Parent a true and correct copy of the Company Rights Agreement, as amended through the date hereof.

SECTION 3.29.              Takeover Statutes.

                           The Board of Directors of the Company has expressly
approved the acquisition of shares of Company Stock by Merger Sub pursuant to the Offer and the Merger for purposes of Section 203 of the Delaware Law and Article Fourteenth of the Company's certificate of incorporation. Except for
Section 203 and Article Fourteenth, no "fair price," "moratorium," or other similar antitakeover statute or provision enacted under

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                                       28

Delaware Law is applicable to the Offer, the Merger, or the other transactions contemplated hereby.

SECTION 3.30.              Information Supplied.

                           None of the information that is included in the Offer
Documents in reliance upon and in conformity with written information furnished to the Parent by the Company specifically for use in the Offer Documents will, at the time such information is furnished to the Parent, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Schedule 14D-9, at the time the Schedule 14D-9 or any amendment thereto is filed with the SEC, will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that, the foregoing does not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was or is made by the Company in reliance upon and in conformity with written information furnished to the Company by Merger Sub or the Parent specifically for use in the Schedule 14D-9.

SECTION 3.31.              Real and Personal Property

                           (a) For purposes of this Section 3.31, "Permitted
Lien" means any (A) Lien that does not materially interfere with the use of, or materially diminish the value of, the property subject thereto and (B) capital lease obligation entered into in the ordinary course of business.

                           (b) Section 3.31 of the Company Disclosure Schedule
lists all of the real property owned (the "Owned Real Property") or leased (the "Leased Real Property") by the Company or any of its Subsidiaries.

                           (c) Except as set forth in Section 3.31 of the
Company Disclosure Schedule, the Company has (i) good and valid fee simple title to the Owned Real Property, (ii) good and valid title to all of the tangible personal property recorded as an asset in the Company Financial Statements as of March 31, 1997, and not disposed of since that date in the ordinary course of business, and (iii) a valid and subsisting leasehold interest in the Leased Real Property, that, in the case of each of clauses (i), (ii), and (iii) above, is free and clear of any Lien other than Permitted Liens

                           (d) The buildings and other improvements comprising
the gamma, ethylene oxide, and electron beam facilities of the Company and its Subsidiaries, and, to the knowledge of the Company, all other facilities owned or leased by the Company or any of its Subsidiaries, are in reasonably good condition, normal wear and tear excepted,

                                                                         8/12/97
and are suitable for their present purposes. To the knowledge of the Company, none of the buildings or improvements owned or leased by the Company or any of its Subsidiaries is subject to any material structural defect.

                           (e) The primary business operations currently
conducted on the Owned Real Property and the Leased Real Property are not in violation of applicable zoning laws and regulations, except for violations that are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

                           (f) The buildings and other structures located on the
Owned Real Property do not encroach on real property of another Person, and no building or structure of any other Person encroaches on any of the Owned Real Property, except for encroachments that are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

                           (g) The buildings and structures on the Owned Real
Property have direct vehicular access (or indirect vehicular access through valid and enforceable easements) to public roads and all appropriate utilities necessary for the conduct of the business thereon as it is presently conducted.

                           (h) The Company has made available to the Parent all
owner's policies of title insurance as to Owned Real Property, lessee's policies of title insurance as to Leased Real Property (if any), and related surveys that are in its possession.

                                   ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES OF
                            THE PARENT AND MERGER SUB

                           The Parent and Merger Sub jointly and severally
represent and warrant to the Company that:

SECTION 4.01.              Corporate Existence.

                           The Parent and Merger Sub are corporations duly
incorporated, validly existing, and in good standing under the laws of the State of Ohio and Delaware, respectively.

SECTION 4.02.              Corporate Authorization.

                           The execution, delivery, and performance by the
Parent and Merger Sub of this Agreement, the purchase by Merger Sub of shares of Company Stock pursuant to the Offer, and the consummation of the Merger and the other transactions contemplated

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                                       30
hereby by the Parent and Merger Sub are within their respective corporate power and authority and have been duly authorized by all necessary corporate action on the part of the Parent and Merger Sub, respectively. This Agreement has been duly executed and delivered by the Parent and Merger Sub and, assuming the due authorization, execution, and delivery hereof by the Company, constitutes a legal, valid, and binding agreement of the Parent and Merger Sub.

SECTION 4.03.              Governmental Authorization.

                           The execution, delivery, and performance by the
Parent and Merger Sub of this Agreement, the purchase of shares of Company Stock by Merger Sub pursuant to the Offer, and the consummation of the Merger and the other transactions contemplated hereby by the Parent and Merger Sub do not require any material consent, approval, authorization, or permit of, other action by, or filing with, any governmental body, agency, official, or authority other than (i) as set forth on Section 4.03 of the Disclosure Schedule delivered by the Parent to the Company concurrently with the execution and delivery of this Agreement (the "Parent Disclosure Schedule"), (ii) the filing of appropriate certificates of merger in accordance with Delaware Law, (iii) the filing and delivery of the Offer Documents, and (iv) compliance with applicable requirements of the HSR Act and the Exchange Act, except where the failure of any such action to be taken or filing to be made is not reasonably likely to prevent or delay consummation of the Offer or the Merger.

SECTION 4.04.              Non-Contravention.

                           The execution, delivery, and performance by the
Parent and Merger Sub of this Agreement, the purchase by Merger Sub of the shares of Company Stock pursuant to the Offer, and the consummation of the Merger and the other transactions contemplated hereby by the Parent and Merger Sub do not and will not (i) contravene or conflict with the articles of incorporation or code of regulations of the Parent or the certificate of incorporation or bylaws of Merger Sub, (ii) assuming compliance with the matters referred to in Section 4.03, materially contravene, conflict with, or constitute a violation of any provision of any law, rule, regulation, judgment, injunction, order, or decree binding upon or applicable to the Parent, Merger Sub, or any of their Subsidiaries, (iii) constitute a material default, give rise to a right of termination, cancellation, or acceleration of any material right or obligation of the Parent, Merger Sub, or any of their Subsidiaries, or give rise to a loss of any material benefit to which the Parent, Merger Sub, or any of their Subsidiaries is entitled, under any provision of any agreement or other instrument binding upon the Parent, Merger Sub, or any of their Subsidiaries or any license, franchise, permit, or other similar authorization held by the Parent, Merger Sub, or any of their Subsidiaries, or (iv) result in the creation or imposition of any material Lien on any asset of the Parent, Merger Sub, or any of their Subsidiaries.

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                                       31

SECTION 4.05.              Parent SEC Reports.

                           Since January 1, 1993, the Parent has, in all
material respects, filed all forms, reports, statements, and other documents required to be filed by it with the SEC, including without limitation (1) all Annual Reports on Form 10-K, (2) all Quarterly Reports on Form 10-Q, (3) all proxy statements relating to meetings of stockholders (whether annual or special), (4) all Current Reports on Form 8-K, and (5) all other reports, schedules, registration statements, or other documents required to be filed with the SEC. (All of the documents filed by the Parent with the SEC during such period, including all exhibits contained or incorporated by reference in such documents, are collectively referred to as the "Parent SEC Reports"). The Parent SEC Reports (x) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and
(y) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

SECTION 4.06.              Financial Statements; No Undisclosed Liabilities.

                           The audited consolidated financial statements and
unaudited consolidated interim financial statements (including the related notes and schedules) of the Parent and its consolidated Subsidiaries included or incorporated by reference in the Parent SEC Reports (the "Parent Financial Statements") were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods reflected therein (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Parent and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended, subject, in the case of any unaudited interim financial statements, to normal year-end adjustments, none of which is, individually or in the aggregate, reasonably likely to have a material adverse effect. Neither the Parent, Merger Sub, nor any of their Subsidiaries has any liabilities, whether accrued, contingent, or otherwise, required by generally accepted accounting principles to be disclosed by the Parent in the Parent Financial Statements other than (i) liabilities disclosed in the Parent Financial Statements, the Parent Disclosure Schedule, or the Parent SEC Reports,
(ii) liabilities for which the Parent has made adequate reserves as reflected in the Parent Financial Statements, and (iii) liabilities in an aggregate amount that is not material to the Parent, Merger Sub, and their Subsidiaries, taken as a whole.

SECTION 4.07.              Litigation.

                           There are no material actions, suits, or proceedings
pending before, or, to the knowledge of the Parent, any pending investigation by, any court or arbitrator or any governmental body, agency, official, or authority against the Company, any of its

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Subsidiaries, or any of their respective properties that seek to restrain or prohibit the consummation of the Offer or the Merger. To the knowledge of the Parent, there is no material threat of any such action, suit, or proceeding.

SECTION 4.08.              Vote Required.

                           No vote of the holders of any class or series of
capital stock of the Parent is necessary to approve the purchase of shares of Company Stock pursuant to the Offer or the Merger. The Merger has been approved by the affirmative vote of the holder of all of the outstanding shares of Merger Sub Common Stock, and no other vote of the holders of any class or series of capital stock of Merger Sub is necessary in order for Merger Sub to consummate the Merger and to commence and consummate the Offer.

SECTION 4.09.              Availability of Funds.

                           The Parent and Merger Sub have available to them, and
shall maintain the availability of, sufficient funds to enable them to consummate the transactions contemplated by this Agreement.

SECTION 4.10.              Information Supplied.

                           None of the information that is included in the
Schedule 14D-9 in reliance upon and in conformity with written information furnished to the Company by the Parent or Merger Sub specifically for use in the Offer Documents will, at the time such information is furnished to the Company, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Offer Documents, at the time they or any amendments thereto are filed with the SEC or on the date first published, sent, or given to the Company's stockholders, will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that, the foregoing does not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was or is made by the Parent or Merger Sub in reliance upon and in conformity with written information furnished to the Parent or Merger Sub by the Company specifically for use in the Offer Documents.

SECTION 4.11.              Certificate of Incorporation and Bylaws.

                           The Parent and Merger Sub have heretofore furnished
to the Company complete and correct copies of the Articles of Incorporation and Code of Regulations of the Parent and the certificate of incorporation and bylaws of Merger Sub, in each case as amended or restated as of the date hereof.

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SECTION 4.12.              Finders and Investment Bankers.

                           Except as set forth in Section 4.12 of the Parent
Disclosure Schedule, no investment banker, broker, finder, or other similar intermediary has been retained by or is authorized to act on behalf of the Parent, Merger Sub, or any of their Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement. The Parent has provided the Company with a copy of the engagement letter, as amended to date, with Smith Barney Inc. Smith Barney Inc.'s fees will be paid by the Parent.

SECTION 4.13.              Board Approval.

                           Prior to the execution of this Agreement, each of the
Boards of Directors of the Parent and Merger Sub has approved this Agreement and the transactions contemplated hereby, including the Merger and the Offer.

SECTION 4.14.              No Prior Activities.

                           Merger Sub has not incurred nor will it incur,
directly or indirectly, any liabilities or obligations, except those incurred in connection with its incorporation or with the negotiation of this Agreement and the consummation of the transactions contemplated hereby. Merger Sub has not engaged, directly or indirectly, in any business or activity of any type or kind, or entered into any agreement or arrangement with any Person, and is not subject to or bound by any obligation or undertaking, that is not contemplated by or in connection with this Agreement and the transactions contemplated hereby.

SECTION 4.15.              Fraudulent Conveyance.

                           Assuming the accuracy of the representations and
warranties of the Company in this Agreement, the Parent has no reason to believe that the financing to be provided to the Parent to effect the Offer and the Merger will cause (i) the fair salable value of the Surviving Corporation's assets to be less than the total amount of its existing liabilities, (ii) the fair salable value of the assets of the Surviving Corporation to be less than the amount that will be required to pay its probable liabilities on its existing debts as they mature, (iii) the Surviving Corporation not to be able to pay its existing debts as they mature, or (iv) the Surviving Corporation to have an unreasonably small capital with which to engage in its business.

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                                    ARTICLE V
                            COVENANTS OF THE COMPANY

                           The Company agrees that:

SECTION 5.01.              Conduct of the Company.

                           Except as contemplated or permitted by this Agreement
or as disclosed on Schedule 5.01 (Company Conduct), or as otherwise approved in writing by the Parent, from the date of this Agreement until the time that the designees of Merger Sub have been appointed to the Board of Directors of the Company in accordance with Section 1.01(d) hereof, the Company will, and will cause its Subsidiaries to, conduct their respective businesses in the ordinary course consistent with past practice. Subject to the foregoing exceptions, from the date hereof until the time that the designees of Merger Sub have been appointed to the Board of Directors of the Company in accordance with Section 1.01(d) hereof:

                           (a) the Company will not adopt or approve any change
or amendment in its certificate of incorporation or bylaws;

                           (b) the Company will not, and will not permit any of
its Subsidiaries to, merge, consolidate, or enter into a share exchange with any other Person, acquire any material stock or any material amount of assets of any other Person, sell, lease, license, mortgage, pledge, or otherwise dispose of any material assets, except (i) in the ordinary course consistent with past practice or (ii) transfers between the Company and/or its wholly owned Subsidiaries;

                           (c) the Company will not declare, set aside, or pay
any dividends or make any distributions in respect of shares of Company Stock;

                           (d) the Company will not, and will not permit any of
its Subsidiaries to, (i) issue, deliver, sell, encumber, or authorize or propose the issuance, delivery, sale, or encumbrance of, any capital stock or other securities of the Company or any Company Subsidiary Securities, other than (A) pursuant to the Company Rights Agreement (as amended pursuant to Section 3.28) and (B) the issuance of shares of Company Stock pursuant to the ESPP or upon the exercise of Company Options granted prior to the date hereof, (ii) split, combine, or reclassify any shares of Company Stock or Company Subsidiary Securities, (iii) repurchase, redeem, or otherwise acquire any capital stock or other voting securities of the Company or any voting Company Subsidiary Securities, or (iv) amend the terms of any outstanding voting securities;

                           (e) the Company will not, without the prior written
consent of the Parent, which consent shall not be unreasonably withheld or delayed, make any

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



commitment or enter into any contract or agreement that, individually or in the aggregate, is reasonably likely to be material to the Company and its Subsidiaries taken as a whole except in the ordinary course of business consistent with past practices;

                           (f) except to the extent required by law or by
existing written agreements or plans disclosed in the Company SEC Reports or in the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries will increase in any manner the compensation or fringe benefits of any of its directors or officers (other than increases in the ordinary course of business in the compensation or fringe benefits of any officers who are not executive officers), pay any pension or retirement allowance to any such directors or officers, become a party to, amend, or commit itself to any pension, retirement, profit-sharing, welfare benefit plan, or employment agreement with or for the benefit of any such director or officer, grant any severance or termination pay or stay-in-place bonus to any such director or officer, or increase the benefits payable under any existing severance or termination pay or stay-in-place bonus policies;

                           (g) the Company will not, and will not permit any of
its Subsidiaries to, make any material Tax election or settle or compromise any material federal, state, local, or foreign Tax liability; and

                           (h) the Company will not agree to do any of the
foregoing.

SECTION 5.02.              Access to Information.

                           From the date hereof until the Effective Time or
earlier termination of this Agreement, the Company will, upon reasonable notice, give the Parent, its counsel, financial advisors, auditors, and other authorized representatives reasonable access during regular business hours to the offices, properties, books, and records of the Company and its Subsidiaries, and will furnish to the Parent, its counsel, financial advisors, auditors, and other authorized representatives such financial and operating data and other information as such Persons may reasonably request, for the purpose of evaluating changes in the financial condition, results of operations, or business of the Company and its Subsidiaries after the date of this Agreement, and will instruct the Company's employees, counsel, and financial advisors to cooperate with the Parent in its evaluation. If, after the date of this Agreement, (i) the Parent becomes aware of information not disclosed to, or otherwise in the possession of, the Parent or its representatives prior to the execution and delivery of this Agreement, and (ii) on the basis of such information, the Parent reasonably concludes that conditions at any of the Company Real Property currently owned or leased by the Company or any of its Subsidiaries might give rise to a material remedial obligation or other material liability of the Company or any of its Subsidiaries under any Environmental Laws, the Company will also, upon reasonable notice, give the Parent and its authorized representatives reasonable access during regular business hours to such Company Real Property for the purpose of taking surface wipes, making measurements, or conducting other non-invasive

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



measurement procedures to determine whether any such conditions or liability exists and, if so, to determine the extent thereof. All information provided to, or obtained by, the Parent or Merger Sub in connection with the transactions contemplated hereby will be "Evaluation Material" for purposes of the confidentiality agreement, dated June 6, 1997, between the Parent and the Company (the "Confidentiality Agreement").

SECTION 5.03.              Other Offers.

                           (a) From the date hereof until the Effective Time or
the earlier termination of this Agreement, the Company will not, and will use its best efforts to cause its Subsidiaries and the officers, directors, employees, and agents of the Company and its Subsidiaries not to, directly or indirectly, (i) take any action to solicit, to initiate, or knowingly to encourage any Company Acquisition Proposal (as defined below), (ii) take any action knowingly to facilitate (including, without limitation, amending the Company Rights Agreement or redeeming the rights issued thereunder) any Company Acquisition Proposal, (iii) engage or participate in discussions or negotiations, or enter into agreements, with any Person with respect to a Company Acquisition Proposal, or (iv) in connection with a Company Acquisition Proposal, disclose any nonpublic information relating to the Company or any of its Subsidiaries or afford access to the properties, books, or records of the Company or any of its Subsidiaries to any Person, except that the Company may take action described in clause (ii), (iii), or (iv) if (A) such action is taken in connection with an unsolicited Company Acquisition Proposal, (B) the failure to take such action would not be consistent with the fiduciary duties of the Board of Directors under applicable law (as advised by legal counsel to the Company), and (C) in the case of the disclosure of nonpublic information relating to the Company or any of its Subsidiaries in connection with a Company Acquisition Proposal, such information is covered by a confidentiality agreement that provides substantially the same protection to the Company as is afforded by the Confidentiality Agreement. The Company will promptly notify the Parent orally and in writing of any Company Acquisition Proposal or any inquiries with respect thereto. Any such written notification will include the identity of the Person making such inquiry or Company Acquisition Proposal and a description of the material terms of such Company Acquisition Proposal (or the nature of the inquiry) and will indicate whether the Company is providing or intends to provide the person making the Company Acquisition Proposal with access to nonpublic information relating to the Company or any of its Subsidiaries. For purposes of this Agreement, "Company Acquisition Proposal" means any good faith offer or proposal for (x) a merger or other business combination involving the Company or any of its Subsidiaries and any Person (other than the Parent, Merger Sub, or any other Subsidiary of either the Parent or Merger Sub), (y) an acquisition by any Person (other than the Parent, Merger Sub, or any other Subsidiary of either the Parent or Merger Sub) of assets or earning power of the Company or any of its Subsidiaries, in one or more transactions, representing 25% or more of the consolidated assets or earning power of the Company and its Subsidiaries, or (z) an acquisition by any Person (other than the Parent,

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



Merger Sub, or any other Subsidiary of either the Parent or Merger Sub) of securities representing 20% or more of the voting power of the Company or any of its Subsidiaries.

                           (b) Except as set forth in this Section 5.03, neither
the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Parent, the approval or recommendation by such Board of Directors or such committee of the Offer, the Merger, or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Company Acquisition Proposal, or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Company Acquisition Proposal, except that, in any case set forth in clause (i), (ii), or (iii) above, prior to the acceptance for payment of shares of Company Stock pursuant to the Offer, the Board of Directors of the Company may, in response to an unsolicited Company Acquisition Proposal, (A) withdraw or modify its approval or recommendation of the Offer, the Merger, or this Agreement or (B) approve or recommend any such Company Acquisition Proposal if, in the case of any action described in clause
(A) or (B), the failure to take such action would not be consistent with the fiduciary duties of the Board of Directors under applicable law (as advised by legal counsel to the Company) and, in the case of the actions described in clause (B), concurrently with such approval or recommendation the Company terminates this Agreement and promptly thereafter enters into an Acquisition Agreement with respect to a Company Acquisition Proposal.

                           (c) Nothing contained in this Agreement shall
prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with applicable law; provided that, neither the Company nor its Board of Directors nor any committee thereof shall, except as permitted by Section 5.03(b), withdraw or modify, or propose to withdraw or modify, its position with respect to the Offer, the Merger, or this Agreement or approve or recommend, or propose to approve or recommend, a Company Acquisition Proposal.

SECTION 5.04.              Notices of Certain Events.

                           The Company will promptly notify the Parent of:

                           (i) any notice or other communication from any Person
alleging that the consent of any third party (other than consents listed in Section 3.03 or 3.05 of the Company Disclosure Schedule) is or may be required in connection with the transactions contemplated by this Agreement;

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                           (ii) any material notice or other communication from
any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

                           (iii) any actions, suits, claims, or proceedings
commenced against, or, to the knowledge of the Company, any material threat of an action, suit, claim, or proceeding made against, or any pending investigation of, the Company or any of its Subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section
3.12 or that relate to the consummation of the transactions contemplated by this Agreement; and

                           (iv) the receipt by the Company or any of its
Subsidiaries subsequent to the date of this Agreement of any notice of, or other communication relating to, a material default, or an event that with notice or lapse of time or both would become a material default, under any Company Contract.

SECTION 5.05.              Merger Meeting; Proxy Statement.

                           (a) If required by Delaware Law in order to
consummate the Merger, as soon as practicable following the purchase of shares of Company Stock pursuant to the Offer, the Company will take all action necessary in accordance with Delaware Law and with the Company's certificate of incorporation and bylaws to convene a meeting of its stockholders to approve the Merger and adopt this Agreement (the "Merger Meeting"). The Company's Board of Directors will recommend that the Company's stockholders approve the Merger and adopt this Agreement, and will cause the Company to use all reasonable efforts to solicit from the stockholders proxies to vote therefor, unless (i) such recommendation would not be consistent with the fiduciary duties of the Board of Directors under applicable law (as advised by legal counsel to the Company) or
(ii) this Agreement is terminated in accordance with Article IX.

                           (b) The Company will, if required by law for the
consummation of the Merger, prepare and file with the SEC preliminary proxy materials relating to the approval of the Merger and the adoption of this Agreement by the Company's stockholders, and will file with the SEC revised preliminary proxy materials, if appropriate, and definitive proxy materials in a timely manner as required by the rules and regulations of the SEC. Subject to the last sentence of Section 5.05(a), the proxy materials relating to the Merger Meeting will include the recommendation of the Company's Board of Directors.

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                                   ARTICLE VI
                     COVENANTS OF THE PARENT AND MERGER SUB

                           The Parent and Merger Sub agree that:

SECTION 6.01.              Director and Officer Liability.

                           (a) The certificate of incorporation and the bylaws
of the Surviving Corporation will contain the provisions with respect to exculpation from liability and indemnification set forth in the certificate of incorporation and bylaws of the Company as of the date hereof, which provisions (along with all provisions regarding indemnification or exculpation from liability contained in the governing documents of any of the Company's Subsidiaries or in any agreements or commitments of the Company or any of its Subsidiaries) shall not be amended, repealed, or otherwise modified in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were present or former directors, officers, employees, or agents of the Company, unless such modification is required by law.

                           (b) From and after the Effective Time, the Parent and
the Surviving Corporation will, jointly and severally, indemnify, defend, and hold harmless the present and former directors and officers of the Company and each of its Subsidiaries against all losses, claims, damages, and liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding, or investigation, whether civil, criminal, administrative, or investigative, to which any of them was or is a party or is threatened to be made a party by reason of the fact that he or she was or is a director or officer of the Company or any of its Subsidiaries in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent that the Company or such Subsidiary would have been permitted to indemnify such Person under applicable law and the certificate of incorporation and bylaws of the Company or such Subsidiary in effect on the date hereof. The Parent will use all reasonable efforts to, without any lapse in coverage, either (i) for at least six years after the Effective Time, provide officers' and directors' liability insurance ("D&O Insurance") in respect of acts or omissions occurring at or prior to the Effective Time covering each such Person currently covered by the Company's D&O Insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; provided that, in no event will the Parent be required to pay per annum more than 150% of the last premium (annualized) paid by the Company for such policy prior to the date hereof, (ii) purchase tail insurance in respect of the Company's existing D&O Insurance for six years for a premium not to exceed the amount of the customary premium for such tail insurance, or (iii) if such D&O Insurance or tail insurance is only available at premiums in excess of the premiums set forth in clauses (i) or (ii), as applicable, then purchase the highest level of D&O Insurance or tail insurance available at such applicable premium.

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



                           (c) Any Person who is entitled to indemnification
under Section 6.01(b) (an "Indemnified Party") wishing to claim such indemnification, upon learning of any such claim, action, suit, proceeding, or investigation, shall promptly notify the Parent thereof, but failure to so notify will not relieve the Parent of liability except to the extent the Parent is materially adversely affected thereby. In the event of any such claim, action, suit, proceeding, or investigation (whether arising before or after the Effective Time), (i) the Parent or the Surviving Corporation shall have the right to assume the defense thereof, and the Parent shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Parent or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that, in such counsel's reasonable judgment, there are issues that constitute conflicts of interest between the Parent or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and the Parent or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided that, the Parent shall be obligated pursuant to this paragraph (c) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such matter, and (iii) the Parent shall not be liable for any settlement effected without its prior written consent; and provided further that, the Parent shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. The rights of the Indemnified Parties under this
Section 6.01 are in addition to any rights they may have under the certificate of incorporation and bylaws of the Surviving Corporation or any Subsidiary of the Surviving Corporation or under any indemnification agreement with the Company or any Subsidiary of the Company.

                           (d) If the Surviving Corporation or any of its
successors or assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume all of the obligations set forth in this Article VI.

                           (e) The provisions of this Article VI are intended to
be for the benefit of, and shall be enforceable by, each of the present and former directors, officers, employees, and agents, their heirs and their representatives.

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



SECTION 6.02.              Employment Agreement.

                           Concurrently with the execution and delivery of this
Agreement, the Parent and John Masefield, Chairman of the Board of the Company, are entering into an Employment Agreement in the form of Schedule 6.02 (Masefield Employment Agreement).

SECTION 6.03.              Employee Benefits.

                           The Parent agrees that, during the period commencing
at the Effective Time and ending on the second anniversary thereof, the employees of the Company will be provided with benefits which, in the aggregate, are substantially comparable to those then provided by the Parent to other employees of the Parent or its Subsidiaries in similar positions, except that, through December 31, 1997, the employees of the Company will participate in the Company's existing corporate incentive program instead of the Parent's management incentive program. The Parent will cause each employee benefit plan of the Parent in which employees of the Company are eligible to participate to take into account for purposes of eligibility and vesting thereunder the service of such employees with the Company as if such service were with the Parent, to the same extent that such service was credited under a comparable plan of the Company. The Parent will, and will cause the Surviving Corporation to, honor in accordance with their terms, (i) all employee benefit obligations to current and former employees of the Company accrued and vested as of the Effective Time and
(ii) to the extent set forth in Section 3.15 of the Disclosure Schedule, all employee severance plans in existence on the date hereof and all employment or severance agreements entered into prior to the date hereof.

SECTION 6.04.              Merger Meeting.

                           The Merger will be consummated as soon as practicable
(and in no event later than four months) after the purchase of shares of Company Stock pursuant to the Offer. If Merger Sub is able to do so under Delaware Law, it will consummate the Merger pursuant to the "short form" merger provisions of Delaware Law. The Parent will vote, or cause to be voted, all shares of Company Stock beneficially owned by it in favor of the Merger.

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




                                   ARTICLE VII
              COVENANTS OF THE PARENT, MERGER SUB, AND THE COMPANY

               The Parent, Merger Sub, and the Company agree that:

SECTION 7.01.              Reasonable Efforts.

                           Subject to the terms and conditions of this
Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as practicable.

SECTION 7.02.              Certain Filings and Consents.

                           The Company and the Parent will cooperate with one
another (a) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official, or authority is required, or any actions, consents, approvals, or waivers are required to be obtained from parties to any Company Contracts ("Third Party Consents") in connection with the transactions contemplated by this Agreement and (b) in attempting to take all such actions, to obtain all such consents, approvals, and waivers, and to make all such filings. The Company and the Parent will each promptly file Notification and Report Forms under the HSR Act and respond as promptly as practicable to all requests for additional information or documentation received from the Antitrust Division of the United States Department of Justice or the Federal Trade Commission.

SECTION 7.03.              Public Announcements.

                           The Parent and the Company will consult with each
other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with the New York Stock Exchange, Inc. or The Nasdaq Stock Market, Inc., will not issue any such press release or make any such public statement prior to such consultation.

SECTION 7.04.              State Takeover Laws.

                           If any "fair price," "moratorium," or other similar
statute or regulation becomes applicable to the transactions contemplated by this Agreement, the Company, the Parent, and Merger Sub and, subject to applicable fiduciary duties, their respective Boards of Directors will use all reasonable efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and

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



otherwise act to minimize the effects of such statute or regulation on the transactions contemplated hereby.

                                  ARTICLE VIII
                            CONDITIONS TO THE MERGER

SECTION 8.01.              Conditions to the Obligations of Each Party.

                           The obligations of the Company, the Parent, and
Merger Sub to consummate the Merger are subject to the satisfaction of the following conditions:

                           (a) if required by applicable law, the Merger has
been approved, and this Agreement has been adopted, by the requisite vote of the Company's stockholders;

                           (b) Merger Sub shall have purchased all validly
tendered and not properly withdrawn shares of Company Stock in accordance with the Offer; and

                           (c) no provision of any applicable domestic law or
regulation, and no judgment, injunction, order, or decree of a court or governmental agency or authority of competent jurisdiction, that has the effect of making the Offer or the Merger illegal or otherwise restrains or prohibits the purchase of shares of Company Stock pursuant to the Offer or the consummation of the Merger is in effect.

SECTION 8.02. Conditions to the Obligations of the Parent and Merger Sub.

                           The obligations of the Parent and Merger Sub to
consummate the Merger are subject to the satisfaction or waiver of the Offer Conditions and to compliance by the Company with its obligations under Section 1.01(d).

                                   ARTICLE IX
                                   TERMINATION

SECTION 9.01.              Termination.

                           This Agreement may be terminated and the Offer and
the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of the Merger and adoption of this Agreement by the Company's stockholders):

                           (a) by mutual written consent of the Company, the
Parent, and Merger Sub;

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



                           (b) by the Company if Merger Sub has not purchased
shares of Company Stock pursuant to the Offer by October 14, 1997, or by either the Company or the Parent if the Merger has not been consummated by February 17, 1998, provided that the right to terminate this Agreement under this clause (b) will not be available to any party that, at the time of termination, is in material breach of any of its obligations under this Agreement;

                           (c) by either the Company or the Parent if any
applicable domestic law, rule, or regulation makes consummation of the Offer or the Merger illegal or if any judgment, injunction, order, or decree of a court or governmental agency or authority of competent jurisdiction restrains or prohibits the consummation of the Offer or the Merger, and such judgment, injunction, order, or decree has become final and nonappealable;

                           (d) by either the Company or the Parent if the
stockholder approval referred to in Section 8.01(a) has not been obtained at the Merger Meeting; provided that, the right to terminate this Agreement pursuant to this Section 9.01(e) shall not be available to the Parent if it has not performed its obligations under the last sentence of Section 6.04;

                           (e) by either the Company or the Parent if the Offer
terminates without the purchase of shares of Company Stock thereunder; provided that, the right to terminate this Agreement pursuant to this Section 9.01(e) shall not be available to (i) the Parent, if Merger Sub shall have breached its obligations under Section 1.01(a), or (ii) any party whose willful failure to perform any of its obligations under this Agreement results in the failure of any of the Offer Conditions or if the failure of any such Offer Conditions results from facts or circumstances that constitute a material breach of the representations or warranties of such party under this Agreement;

                           (f) prior to the purchase of shares of Company Stock
by Merger Sub pursuant to the Offer, by the Parent if (i) the Company violates its obligations under Section 5.03 in any material respects and thereafter any Person publicly makes a Company Acquisition Proposal or (ii) the Board of Directors of the Company does not publicly recommend in the Schedule 14D-9 that the Company's stockholders accept the Offer and tender their shares of Company Stock pursuant to the Offer and approve the Merger and adopt the Agreement, or if the Board of Directors of the Company withdraws, modifies, or changes such recommendation in any manner materially adverse to the Parent; or

                           (g) by the Company if the Company receives an
unsolicited Company Acquisition Proposal that the Board of Directors of the Company determines in good faith, after consultation with its legal and financial advisors, is likely to lead to a merger, acquisition, consolidation, or similar transaction that is more favorable to the stockholders of the Company than the transactions contemplated by this Agreement;

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                                       45
provided that the Company has given the Parent at least five business days notice of the material terms of such Company Acquisition Proposal and such termination shall not be effective until the Company has paid the Termination Fee, if and to the extent required under Section 10.04(b), to the Parent either by delivery of a certified or bank check payable to the Parent or by wire transfer to an account designated in writing by the Parent, at the Company's option.

SECTION 9.02.              Effect of Termination.

                           If this Agreement is terminated and the Offer and the
Merger are abandoned pursuant to Section 9.01, no party to this Agreement (or any of its directors, officers, employees, agents, or advisors) will have any liability or further obligation to any other party except (a) as provided in
Section 10.04, (b) that the agreements contained in Section 10.04, in the last sentence of Section 5.02, and in the Confidentiality Agreement will survive the termination hereof, and (c) that nothing herein will relieve any party from liability for any breach of its covenants or agreements under this Agreement.

                                    ARTICLE X
                                  MISCELLANEOUS

SECTION 10.01.             Notices.

                           All notices, requests, and other communications to
any party hereunder will be in writing (including telecopy) and will be given,

         if to the Parent or Merger Sub, to:

                           STERIS Corporation
                           5960 Heisley Road
                           Mentor, OH  44060
                           Attention:  David C. Dvorak, Esq.
                           Fax:   (216)  639-4457

                           with a copy to:

                           Thompson Hine & Flory LLP
                           3900 Key Center
                           127 Public Square
                           Cleveland, OH  44114
                           Attention:  Roy L. Turnell, Esq.
                           Fax:   (216) 566-5800

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



         if to the Company, to:

                           Isomedix, Inc.
                           11 Apollo Drive
                           Whippany, NJ  07981
                           Attention:  Mr. John Masefield

                           with a copy to:

                           Haythe & Curley
                           237 Park Avenue
                           New York, NY  10017-3142
                           Attention:  John J. Butler, Esq.

or to such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties. Each such notice, request, or other communication will be effective upon receipt.

SECTION 10.02.             Survival.

                           None of the representations and warranties,
agreements, and other provisions contained in this Agreement or in any certificate or other writing delivered pursuant to this Agreement, other than Articles I and VI, will survive the Effective Time.

SECTION 10.03.             Amendments; No Waivers.

                           (a) Subject to the applicable provisions of Delaware
Law and Section 1.01(e) of this Agreement, any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and duly executed and delivered, in the case of an amendment, by the Company, the Parent, and Merger Sub or, in the case of a waiver, by the party against whom the waiver is to be effective.

                           (b) No failure or delay by any party in exercising
any right, power, or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

SECTION 10.04.             Fees and Expenses.

                           (a) Subject to paragraph (b) of this Section, all
costs and expenses incurred in connection with this Agreement will be paid by the party incurring the costs and expenses.

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



                           (b) If (i) this Agreement is terminated by the
Company pursuant to Section 9.01(g), (ii) any Person publicly makes a Company Acquisition Proposal and thereafter this Agreement is terminated pursuant to
Section 9.01(e) because an insufficient number of shares of Company Stock are tendered in the Offer, or (iii) any Person publicly makes a Company Acquisition Proposal and thereafter this Agreement is terminated pursuant to Section 9.01(f), then the Company will reimburse the Parent and Merger Sub for all of their reasonable documented out-of-pocket expenses and fees actually incurred by the Parent in connection with the transactions contemplated by this Agreement prior to the termination of this Agreement, including, without limitation, all reasonable fees and expenses of counsel, financial advisors, accountants, and environmental and other experts and consultants to the Parent and Merger Sub ("Transaction Costs"); except that, the Company will not be required to reimburse the Parent or Merger Sub for Transaction Costs in excess of $600,000 in the aggregate.

                           Notwithstanding the preceding paragraph, if (i) this
Agreement is terminated by the Company pursuant to Section 9.01(g), (ii) any Person publicly makes a Company Acquisition Proposal, thereafter this Agreement is terminated pursuant to Section 9.01(e) because an insufficient number of shares of Company Stock are tendered in the Offer and within 12 months after termination the Company agrees to or consummates any Company Acquisition Proposal, or (iii) any Person publicly makes a Company Acquisition Proposal and thereafter this Agreement is terminated pursuant to Section 9.01(f), then, in addition to reimbursing the Parent and Merger Sub for their Transaction Costs, the Company will pay to the Parent a fee of $5,000,000 ("Termination Fee"). The Termination Fee will be payable by delivery of immediately available funds at the time of termination, in the case of termination under clause (i) or (iii) of the preceding sentence, or immediately prior to the earlier of the agreement with respect to, or the consummation of, the Company Acquisition Proposal, in the case of termination under clause (ii). If the Parent is required to file suit to seek the Termination Fee, and it ultimately succeeds on the merits, it will be entitled to all expenses, including reasonable attorneys' fees, that it has incurred in enforcing its rights under this Section 10.04.

                           (c) If the Parent receives a Termination Fee under
circumstances in which a Termination Fee is payable, neither the Parent, Merger Sub, nor any of their affiliates will assert or pursue in any manner, directly or indirectly, any claim or cause of action against the Company or any of its directors, officers, employees, agents, or representatives based in whole or in part upon its or their receipt, consideration, recommendation, or approval of a Company Acquisition Proposal, including the Company's exercise of its right of termination of this Agreement under Section 9.01(g).

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                                       48

SECTION 10.05.             Successors and Assigns.

                           The provisions of this Agreement will be binding upon
and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate, or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties.

SECTION 10.06.             Governing Law.

                           The interpretation, validity, and enforceability of
this Agreement will be governed by the law of the State of Delaware without regard to principles of conflict of laws that would apply the laws of any other jurisdiction.

SECTION 10.07.             Counterparts; Effectiveness.

                           This Agreement may be signed in any number of
counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement will become effective when each party has received counterparts hereof signed by all of the other parties.

SECTION 10.08.             Entire Agreement.

                           This Agreement, the Company Disclosure Schedule, the
Parent Disclosure Schedule, the Employment Agreement, and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, both written and oral, among the parties with respect to the subject matter of this Agreement. No representation, warranty, or inducement not set forth herein has been made or relied upon by any party. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties any rights or remedies, except that the provisions of Article I are intended for the benefit of the Company's stockholders and holders of Company Options, and the provisions of Article VI are intended for the benefit of present and former directors, officers, employees, and agents of the Company, including John Masefield.

SECTION 10.09.             Headings.

                           The headings contained in this Agreement are for
reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

SECTION 10.10.             Severability.

                           If any term or other provision of this Agreement is
invalid, illegal, or unenforceable, all other provisions of this Agreement will remain in full force and effect so

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



long as the economic and legal substance of the transactions contemplated hereby is not affected.

SECTION 10.11.             Specific Performance.

                           Except as set forth in Section 10.04(c), the parties
agree that irreparable damage would occur if any of the provisions of this Agreement is not performed in accordance with the terms hereof and that the parties will be entitled to specific performance of the terms hereof in addition to any other remedies at law or in equity.

SECTION 10.12.             "Knowledge" of the Company.

                           For purposes of this Agreement, unless otherwise
expressly provided where the term is used, "knowledge" of the Company will be deemed to mean (i) the actual knowledge of any director or executive officer of the Company and (ii) the knowledge that any such director or executive officer would have had if he or she, in connection with the confirmation of the accuracy of the representations and warranties of the Company in this Agreement, had made due inquiry of the officers, employees, advisors, and agents of the Company who are primarily responsible for the subject matter of such representations and warranties.

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                                       50

                           IN WITNESS WHEREOF, the parties have caused this
Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                  STERIS CORPORATION

                                  By:
                                     -----------------------------------
                                     Name:  Bill R. Sanford
                                     Title: Chairman, President, and
                                            Chief Executive Officer

                                  STERIS ACQUISITION CORPORATION

                                  By:
                                     -----------------------------------
                                     Name:  Bill R. Sanford
                                     Title: Chairman, President, and
                                            Chief Executive Officer

                                  ISOMEDIX INC.

                                  By:
                                     -----------------------------------
                                      Name:
                                      Title:

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                                       51

                             INDEX OF DEFINED TERMS

                                                                     Page No.
                                                                     --------

Affiliate .................................................................16
Agreement ..................................................................1
Cash Payment ...............................................................7
CERCLA ....................................................................24
CFR .......................................................................21
Closing ....................................................................5
Code ......................................................................16
Common Stock ...............................................................1
Company ....................................................................1
Company Acquisition Proposal...............................................37
Company Benefit Arrangement................................................17
Company Contracts .........................................................14
Company Disclosure Schedule................................................10
Company Employee Plans.....................................................16
Company Financial Statements...............................................13
Company Material Adverse Effect............................................56
Company Option .............................................................7
Company Option Plans........................................................7
Company Permits ...........................................................15
Company Preferred Stock....................................................11
Company Real Property......................................................24
Company Right .............................................................11
Company Rights Agreement...................................................11
Company SEC Reports........................................................13
Company Stock      .........................................................1
Company Subsidiary Securities..............................................13
Confidentiality Agreement..................................................37
D&O Insurance .............................................................40
Delaware Law ...............................................................5
Dissenting Stockholder......................................................8
DLJ ........................................................................3
Effective Time .............................................................5
Environmental Law .........................................................24
ERISA .....................................................................17
ESPP .......................................................................8
Exchange Act ...............................................................2
Exchange Agent .............................................................6
Exchange Fund ..............................................................6
Expiration Date ............................................................1
FDA .......................................................................20

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                                       52

Hazardous Material ........................................................24
HSR Act ...................................................................10
Indemnified Party .........................................................41
Independent Directors.......................................................4
Intellectual Property Rights...............................................24
Leased Real Property.......................................................29
Lien ......................................................................11
Merger .....................................................................5
Merger Consideration........................................................5
Merger Meeting ............................................................39
Merger Sub .................................................................1
Merger Sub Common Stock.....................................................5
Minimum Condition .........................................................55
NRC .......................................................................22
Nuclear Regulations and Laws...............................................22
Offer ......................................................................1
Offer Conditions ...........................................................1
Offer Documents ............................................................2
Owned Real Property........................................................29
Parent .....................................................................1
Parent Disclosure Schedule.................................................31
Parent Financial Statements................................................32
Parent Material Adverse Effect.............................................56
Parent SEC Reports ........................................................32
Permitted Lien ............................................................29
Person .....................................................................7
Product Liability .........................................................16
Schedule 14D-9 .............................................................3
SEC ........................................................................2
Securities Act ............................................................13
Stock Certificate ..........................................................5
Subsidiary .................................................................9
Surviving Corporation.......................................................5
Tax .......................................................................20
Tax Return ................................................................20
Termination Fee ...........................................................48
Third Party Consents.......................................................43
Transaction Costs .........................................................48

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



                                LIST OF SCHEDULES

Schedule                       Designation
--------                       -----------

1.01(a)                  Offer Conditions
5.01                     Company Conduct
6.02                     Masefield Employment Agreement







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



                                                                SCHEDULE 1.01(a)

                                OFFER CONDITIONS

                   Merger Sub will not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including, without limitation, Rule 14e-1(c) under the Exchange Act (relating to Merger Sub's obligation to pay for or return tendered shares after the termination or withdrawal of the Offer), to pay for any shares of Company Stock not theretofore accepted for payment or paid for pursuant to the Offer, if (1) there are not validly tendered and not properly withdrawn prior to the expiration of the Offer that number of shares of Company Stock which, when aggregated with the shares of Company Stock then owned by the Parent and any of its affiliates, represents at least a majority of the shares of Company Stock then outstanding on a fully diluted basis (the "Minimum Condition") or (2) at any time on or after the date of the Agreement and at or before the time that any shares of Company Stock are accepted for payment any of the following conditions exist:

                   (a) Any provision of any applicable domestic law or regulation, or any judgment, injunction, order, or decree of a court or governmental agency or authority of competent jurisdiction, is in effect that
(i) makes the Offer or the Merger illegal or otherwise, directly or indirectly, prohibits or materially restrains the making of the Offer, the acceptance for payment of, payment for, or ownership, directly or indirectly, of some or all of the shares of Company Stock by Merger Sub or the Parent, makes the foregoing substantially more costly, or materially delays the Merger; (ii) prohibits or materially limits the ownership or operation by the Company or any of its Subsidiaries that owns a material portion of the business and assets of the Company and its Subsidiaries, taken as a whole, or by the Parent, Merger Sub, or any Subsidiaries of the Parent of all or a material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or of the Parent and its Subsidiaries, taken as a whole, as a result of the Offer, the Merger, or the other transactions contemplated by the Agreement, or (iii) imposes material limitations on the ability of Merger Sub or the Parent to acquire, hold, or exercise full rights of ownership of the shares of Company Stock, including but not limited to the right to vote any shares of Company Stock acquired or owned by Merger Sub or the Parent on all matters properly presented to the stockholders of the Company, including but not limited to the approval of the Agreement and adoption of the Merger and the right to vote any shares of capital stock of any Subsidiaries of the Company (other than immaterial Subsidiaries).

                   (b) Any consents, authorizations, orders, and approvals of, or filings or registrations with, any governmental commission, board, or other regulatory body required in connection with the execution, delivery, and performance of the Agreement has not been obtained or made, except (i) the filing of appropriate certificates of merger in accordance with Delaware Law,
(ii) compliance with applicable requirements of the HSR Act, and the Exchange Act, and (iii) where the failure to obtain or make any such consent,

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


authorization, order, approval, filing, or registration is not reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations, or business of the Company and its Subsidiaries, taken as a whole (a "Company Material Adverse Effect"), or on the financial condition, results of operations, or business of the Parent and Merger Sub, taken as a whole (a "Parent Material Adverse Effect"), and would not render the Offer or the Merger illegal or provide a reasonable basis to conclude that the parties or their affiliates or any of their respective directors or officers will be subject to the risk of criminal liability.

                   (c) Any Third Party Consents have not been obtained except where the failure to obtain any Third Party Consents is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

                   (d) The Company has failed to perform the obligations to be performed by it under the Agreement at or prior to such time or any representations and warranties of the Company contained in the Agreement are not true at such time as if made at and as of such time (unless the representation or warranty is made as of a specified date, in which case such representation or warranty will be true as of such date), except to the extent that the failure to perform such obligations and the untruth of such representations and warranties is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect and the Parent has received a certificate signed by an executive officer and by the chief financial officer of the Company to the foregoing effect. For purposes of determining whether this condition has been satisfied, all qualifications in the representations and warranties as to materiality will be disregarded, and all qualifications as to the knowledge of the Company will be deemed to mean the knowledge of the Company at the time such certificate is signed.

                   (e) The Agreement has been terminated in accordance with its terms.

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